THE LIMITED Liability Company INTERESTS EVIDENCED BY AND ISSUED PURSUANT TO THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. SUCH limited liability company INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE Securities ACT AND THE APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED Liability Company INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS Amended and Restated LIMITED LIABILITY COMPANY operating AGREEMENT. PURCHASERS OF LIMITED Liability Company INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

AMENDED and RESTATED LIMITED LIABILITY COMPANY operating AGREEMENT of

MATTHEWS A SHARE SELECTIONS FUND, LLC

A DELAWARE SERIES LIMITED LIABILITY COMPANY

(THE “COMPANY”)

DATED: FEBRUARY 4, 2013

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TABLE OF CONTENTS

(continued)

		Page

6.4	Distribution Upon Redemption.	25

ARTICLE VII Transfer of Series Interests		25

7.1	Assignment of Interest by Members.	25
7.2	Permitted Transfers by Member	26
7.3	Rights of Transferee	26
7.4	Substitute Member	26
7.5	Consent	27
7.6	Capital Account	27

ARTICLE VIII Termination and Continuation of Series; Liquidation and Distribution of Assets		27

8.1	Dissolution and Termination	27
8.2	Distribution Upon Liquidation	27
8.3	Restoration of Negative Capital Accounts.	28

ARTICLE IX Power Of Attorney		29

9.1	Power of Attorney.	29
9.2	Further Assurances	29

ARTICLE X Books and Records		29

10.1	Records and Accounting.	29
10.2	Valuation of Assets	30
10.3	Series Accounts	31
10.4	Elections	31
10.5	Reports	31

ARTICLE XI Miscellaneous		31

11.1	Amendments.	31
11.2	Constructive Consent by Members	32
11.3	Notices.	32
11.4	Meetings and Voting Rights.	33
11.5	Governing Law; Separability of Provisions	35
11.6	Entire Agreement	35
11.7	Headings, etc.	35
11.8	Binding Provisions	35
11.9	No Waiver	35
11.10	Confidentiality	35
11.11	No Right to Partition	35
11.12	Counterparts	35
11.13	Third-Party Beneficiaries	36

ARTICLE XII Additional Representations and Warranties of Members		36

12.1	Additional Representations and Warranties of Members	36

SCHEDULE OF MEMBERS Names, Addresses and Capital Contributions		39

EXHIBIT A		1

SCHEDULE X Definitions		1

-ii-

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

of

MATTHEWS A SHARE SELECTIONS FUND, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT of Matthews A Share Selections Fund, LLC (the “Company”) is made as of this 4th day of February, 2013 (the “Agreement”), by and among the Board of Directors of the Company and those Persons who shall execute a counterpart of this Agreement or otherwise agree in writing to be bound hereby as members of a Series or the Company, as the context shall require (the “Members”). This Agreement amends and restates in its entirety the limited liability company agreement of the Company dated July 13, 2012 (the “Original LLC Agreement”).

RECITALS:

WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act, as amended (the “Act”) pursuant to an initial Certificate of Formation (the “Certificate”) dated July 13, 2012 and filed with the Secretary of State of Delaware on July 16, 2012;

WHEREAS, Matthews Global Investors (U.S.), LLC, the sole equity member of the Company (the “Initial Member”), desires to appoint a Board of Directors and to otherwise amend and restate the Original LLC Agreement as set forth in this Agreement, as evidenced by its execution of a counterpart of this Agreement;

WHEREAS, the parties hereto desire to continue the existence of a limited liability company under the Act that permits the establishment of multiple series of investments (collectively, the “Series” and any of them, a “Series”) including distinct members, interest holders, and/or limited liability company interests (“Interests”), each having separate rights, powers or duties, as designated, for the purposes and under the terms and conditions as set forth more fully herein; and

WHEREAS, the parties hereto intend that the debts, liabilities, expenses and obligations incurred, contracted for or otherwise existing with respect to a particular Series will be enforceable only against the assets of that Series and not against the assets of any other Series or the Company generally;

NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I

Defined Terms

Capitalized terms used in this Agreement, unless defined herein and to the extent the context otherwise requires, shall have the meanings specified in SCHEDULE X attached hereto.

ARTICLE II

Organization

2.1           Formation. The Company was formed on July 16, 2012 as a limited liability company by filing the Certificate with the Secretary of State of the State of Delaware and the adoption of the Original LLC Agreement, as required by the Act. The Certificate may be restated by the Board of Directors as provided in the Act or amended by the Board of Directors to change the address of the Company’s or the Series’ offices in Delaware or the name and address of their resident agent in Delaware or to make corrections required by the Act. The rights and liabilities of the Members shall be as provided in the Act, except as herein otherwise expressly provided.

2.2           Name. The name of the Company shall be “Matthews A Share Selections Fund, LLC” or such other name as the Board of Directors may from time to time determine in its sole discretion.

2.3           Place of Business and Office; Registered Agent. The Company shall maintain a registered office in the State of Delaware as set forth in the Certificate. At any time, the Board of Directors in its sole discretion may designate another registered agent and/or registered office, and cause to be filed an appropriate amendment to the Certificate to reflect such designation. The Company shall maintain its principal office at Four Embarcadero Center, Suite 550, San Francisco, California 94111. The Board of Directors may, at any time in its sole discretion, change the location of the Company’s offices and may establish additional offices. Notice of any such change shall be given to the Members.

2.4           Term. The term of the Company commenced on the Filing Date and shall continue until the Company is terminated in accordance with Section 8.1 hereof.

2.5           Qualification in other Jurisdictions. The Board of Directors or the appropriate Officers of the Company, in their sole discretion, shall cause the Company or a Series, as the case may be, to be qualified or registered under assumed or fictitious names or foreign limited liability company statutes or similar laws in any jurisdiction in which the Company or a Series transacts business to the extent, in the judgment of the Board of Directors or the appropriate Officers of the Company, in their sole discretion, such qualification or registration is necessary or advisable in order to protect the limited liability of the Members or to permit the Company or a Series lawfully to own property or transact business in such jurisdiction. The Board of Directors or the appropriate Officers of the Company, in their sole discretion, shall have the power and authority to execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Company or a Series to conduct business as a limited liability company in all jurisdictions where the Company or a Series elects to do business.

2.6           Series of Interests.

(a)           (i)          The Company shall initially have four Series. As contemplated by Section 18-215(b) of the Act, the Company may establish separate Series, each of which shall invest substantially all of its capital in “A Shares” of Chinese companies, or as otherwise set forth on EXHIBIT A hereto.

(ii)         Pursuant to Section 18-215(b) of the Act, and without limiting the foregoing, but subject to the right of the Board of Directors to allocate liabilities as herein provided, the debts, liabilities and obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Company generally or any other Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series. The required notice regarding the limitation on liabilities of the Series has been set forth in the Certificate filed in the office of the Delaware Secretary of State as referenced in Section 2.1. Even in the absence of an express contractual agreement so limiting the claims of creditors, claimants and contract providers, each creditor, claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship. Any Person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any liability of that Series. No Member or former Member of a Series shall have a claim on or any right to any assets of any other Series.

(iii)        Separate and distinct records shall be established and maintained for each Series. The Board of Directors intends to treat each Series as a separate entity for federal income tax purposes that is for federal income tax purposes (a) a disregarded entity if the Series has only one member for federal tax purposes, or (b) a partnership otherwise.

(b)          (i)          The Company shall operate as a limited liability company issuing different Series, each having separate rights, powers or duties with respect to specified property or obligations or profits and losses associated with specified property or obligations and, to the extent provided in this Agreement and EXHIBIT A hereto or a Registration Statement for a Series or the Company, having a separate business purpose or investment objective from the Company and any other Series.

(ii)         The terms of each Series shall be as set forth in this Agreement and in EXHIBIT A hereto. If one or more provisions of this Agreement are inconsistent with EXHIBIT A hereto, the provisions of EXHIBIT A shall govern with respect to any such Series described therein.

(iii)        For all purposes of the Act, this Agreement constitutes the “limited liability company agreement” of the Company within the meaning of the Act.

(iv)         The establishment and designation of any Series shall be effective upon the execution by the Board of Directors of an instrument setting forth such establishment and designation, the relative rights and preferences of such Series, if any, and such other terms as provided in such instrument. The Board of Directors may, by an instrument executed by the required vote of the Board Directors and in its sole discretion, terminate any Series (and the establishment and designation thereof) pursuant to Section 8.1. Each instrument referred to in this Section 2.6(b)(iv) shall have the status of an amendment to this Agreement (without the need for compliance with the amendment provisions of Section 11.1 or the consent requirements of Section 11.1).

(c)          The initial Series shall each have one class of Interests. However, the Board of Directors in its sole discretion may further establish and designate multiple classes of Interests within each Series that may differ in terms that are not inconsistent with the terms of the Application, to the extent applicable to such Series, or the Investment Company Act. The terms with respect to each class of a Series, if any, shall be provided in EXHIBIT A hereto. In the absence of any designation of multiple classes on EXHIBIT A hereto, a Series shall have only one class of Interests.

(d)          Each of the Series shall operate to the extent practicable as if it were a separate limited liability company. Accordingly, references to the Company herein shall, unless and only to the extent the context otherwise requires, be interpreted to refer to each individual Series separately.

(e)          Subject to ARTICLE III, each Series shall bear all expenses of its operations. Any expenses that the Board of Directors or the appropriate Officers of the Company determine in their sole discretion to be attributable to the Company as a whole shall be allocated among the different Series pro rata in accordance with the Net Asset Value of each Series at the time such expenses are accrued or paid or as otherwise determined to be fair and equitable to such Series. To the extent permitted by applicable law and the accounting treatment applicable to registered investment companies, the organizational costs of the Company may be paid by the Company and/or advanced by the Investment Adviser, as the case may be, and billed to the Company and allocated among the Series when and as the Board of Directors or the appropriate Officers of the Company, in their sole discretion, may determine.

(f)          The records maintained for each Series shall account for all assets of such Series separately from the assets belonging to any other Series. The assets of a particular Series shall belong only to that Series and to no other Series, for all purposes, subject only to the rights of creditors of that Series. Any property that is not readily identifiable as belonging to any particular Series shall be allocated by the Board of Directors or the appropriate Officers of the Company between or among the Series in such manner as the Board of Directors or such Officers, in their sole discretion, deem fair and equitable, and not otherwise. All such property allocated to a Series shall be treated for all purposes as assets only of that Series. The assets of a Series shall be so recorded upon the books of the Company and of that Series. The assets of a Series shall be charged with all liabilities of that Series. Any liabilities of the Company that are not readily identifiable as attributable to any particular Series shall be allocated by the Board of Directors or the appropriate Officers of the Company between or among the Series in such manner as the Board of Directors or such Officers, in their sole discretion, deem fair and equitable, and not otherwise. Each allocation pursuant to this paragraph shall be conclusive and binding upon the Members of all Series for all purposes. Unless contrary to the representations and statements contained in the Application or the Investment Company Act, a Series may sell some or all of its assets to another Series at the fair market value thereof.

(g)          No Member shall be personally liable for the debts of any Series beyond the amount contributed by such Member to the capital of such Series. Furthermore, under the Act, no Member of the Company shall be obligated personally for any debt, obligation or liability of the Company solely by reason of being a Member.

2.7           Purposes and Powers. The Company and each Series may engage, directly and indirectly, in the transaction of any and all lawful businesses and activities that a limited liability company and its series may carry on under the Act and the Investment Company Act and the laws of any other jurisdiction in which the Company or a Series is so engaged, including the conduct of investment activities and any business or activities incidental thereto or in support thereof. To the extent Members of the Company or a Series, or the Investment Adviser, are relying on exemptive relief provided by the Securities and Exchange Commission (“SEC”) as contemplated by the Application, notwithstanding any broader powers contained herein, the Company and each Series shall conform their activities to the material representations and statements applicable to the operation of the Company and the Series set forth in the Application. Each Series will seek to achieve a separate and distinct investment objective without necessarily considering tax efficiency and with such diversification as the Investment Adviser, as contemplated by Section 3.3, shall determine from time to time in its sole discretion. The Company, and the Board of Directors and appropriate Officers of the Company on behalf of the Company and/or each Series, in their sole discretion and without consent or approval of any other Member, shall have the power and authority to take any and all actions necessary, appropriate, advisable, incidental, or convenient to or in furtherance of the purpose set forth in this Section 2.7, including the following:

(a)          Conduct the business of a Series or the Company, as the case may be, carry on the operations of that Series or the Company, as the case may be, and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district, or possession of the United States or in any foreign country;

(b)          Subscribe for, invest in, purchase, hold, sell, exchange, trade in (including taking short positions), trade on margin or otherwise, Securities or other financial instruments, including derivatives, either with or without security, whether such Securities or other financial instruments are marketable or not and without any limitation as to the frequency of the transactions. In furtherance of the foregoing, each Series or the Company shall be authorized to enter into agreements to document or effectuate investments on the Series’ or the Company’s behalf, including, without limitation, agreements with derivatives counterparties and dealers, and each Series or the Company shall be authorized to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to Securities and other financial instruments (whether or not marketable or publicly traded), including, without limitation, the power to vote, give assent, execute, and deliver proxies or powers of attorney to such Persons as the Board of Directors or, as contemplated by Section 3.3, the Investment Adviser, shall deem proper and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement, and enhancement in value of all assets of that Series and to delegate, assign, waive, or otherwise dispose of any of such rights, powers, or privileges;

(c)          Subject to the Investment Company Act, as applicable to the Series, raise moneys or borrow money from banks or other financial institutions or engage in other leverage techniques to establish margin accounts with brokers and other financial institutions, and from time to time, without limitation as to the amount or manner and time of repayment, to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures, variable rate notes and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of such or other obligations of each Series or the Company by mortgage upon, or hypothecation or pledge of, all or part of the property of each Series or the Company, whether at the time owned or thereafter acquired;

(d)          Make distributions out of assets of a Series to the Members of that Series, as determined by the Board of Directors in its sole discretion;

(e)          Appoint and remove such Officers of the Company or a Series, if any, and to appoint and terminate such agents, as the Board of Directors in its sole discretion may deem desirable for the transaction of the Company’s and each Series’ business and to provide for the compensation, if any, of all the foregoing;

(f)          To the fullest extent permitted by law, to indemnify any Person with whom the Company or a Series has dealings;

(g)          Delegate from time to time to agents, including the Investment Adviser, as contemplated by Section 3.3, such power and authority (including discretion with respect to the power and authority so granted) and the doing of such things and the execution of such instruments, either in the name of the Company, a Series or the Board of Directors or otherwise, as the Board of Directors in its sole discretion may deem expedient, provided, however that no such Person other than the Board of Directors shall have the power to change the Company’s or that Series’ principal office, registered office, or registered agent;

(h)          Enter into, make and perform, all contracts and other undertakings, and to engage in all activities and transactions, as the Board of Directors or the appropriate Officers of the Company, in their sole discretion, may deem necessary or advisable to the carrying out of the foregoing objectives and purposes, including without limitation:

(i)          purchase, hold, sell, exchange, transfer, mortgage, pledge and otherwise acquire and dispose of and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property owned or held by each Series or the Company;

(ii)         maintain for the conduct of the Company’s or a Series’ affairs, one or more offices and in connection therewith, rent or acquire office space, engage personnel, whether part-time or full-time, and do such other acts as the Board of Directors or the appropriate Officers of the Company, in their sole discretion, may deem necessary or advisable in connection with the maintenance and administration of such office or offices;

(iii)        sue or be sued in the Company’s or a Series’ name;

(iv)        exercise the right to consent, and to enter into releases, agreements, and other instruments, respecting any assets of a Series, including the right to consent or participate in any plan for the reorganization, consolidation, or merger of any issuer of any assets; to consent to any contract, lease, mortgage, purchase, or sale of such property by any such issuer; to pay calls or subscriptions with respect to investments held by the Company or a Series; and to consent to any amendment to or waiver of any provisions of any indenture or similar instrument pursuant to which any asset was issued;

(v)         determine and change the Fiscal Year and the method pursuant to which the Company or a Series’ accounts shall be kept;

(vi)        engage independent attorneys, accountants and such other Persons as the Board of Directors or the appropriate Officers of the Company, in their sole discretion, may deem necessary or advisable; and

(vii)      enter into prime broker agreements, clearing agreements, custodial arrangements, margin account agreements and agreements with executing brokers and all such other related agreements as may be required for each Series or the Company to conduct its business; and

(i)          Incur and pay out of the assets of a Series, either on a current basis or over such period as the Board of Directors or the appropriate Officers of the Company, in their sole discretion, determine to be appropriate, any charges, taxes, and expenses that in the opinion of the Board of Directors or the appropriate Officers of the Company, in their sole discretion, are necessary or incidental to, or in support of, the carrying out of that Series’ or the Company’s purposes (including the costs and expenses incurred in connection with establishing the Company and/or that Series and the compensation and fees of the Company’s or that Series’ agents);

(j)          Prosecute or abandon and to compromise, arbitrate, or otherwise adjust claims in favor of or against the Company or a Series or any matter in controversy;

(k)         In general to carry on any other business incidental to, or in support of, a Series’ investment activities, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the furtherance of any power herein set forth, either alone or in association with others, that is incidental to, or in support of, a Series’ investment activities and to take any action incidental to, or in support of, the business, purposes, or powers of the Board of Directors or otherwise engage in any other activities deemed lawful or otherwise permitted under the Act.

Nothing set forth herein shall be construed as authorizing the Series to possess any purpose or power, or to do any act or thing, forbidden by law applicable to a limited liability company organized under the laws of the State of Delaware and registered under the Investment Company Act.

2.8           Series Assets. Any corporation, brokerage firm or transfer agent called upon to transfer any assets to or from the name of a Series or the Company shall be entitled to rely upon instructions given or assignments executed by the Board of Directors or the appropriate officers of the Company or their agents without inquiry as to the authority of the Person signing such instructions or assignments, or as to the validity of any transfer to or from the name of such Series or the Company.

2.9           Compliance with the Investment Company Act. The Company intends to register as an investment company for purposes of the Investment Company Act, and has applied for relief from certain provisions of the Investment Company Act as contemplated by the Application. For as long as the Company remains subject to the Investment Company Act, all provisions of, and any actions taken pursuant to, this Agreement shall be subject to, and construed in accordance with, the requirements of the Investment Company Act except as otherwise provided for in any relief granted by the SEC in accordance with the Application. To the extent of any inconsistency between this Agreement and the Investment Company Act and any relief granted by the Application, the Investment Company Act, except as modified by any relief granted pursuant to the Application, shall prevail. To the extent any provision of this Agreement is inconsistent with the Investment Company Act and any relief granted by the Application, it shall be deemed limited and amended to be consistent therewith. Notwithstanding any other provision of this Agreement, this Section 2.9 may be amended only with the consent of the Board of Directors.

ARTICLE III

Management of the Series and Powers of the Members

3.1           Board of Directors.

(a)            The management and operation of the Company and each Series and the formulation of each Series’ investment policy and the Company’s and each Series’ business and affairs is vested exclusively in a Board of Directors (“Board of Directors”) and the Persons constituting the Board of Directors shall be the “managers” of the Company for all purposes of the Act (each, a “Director” and collectively, the “Directors”). The Board of Directors shall be governed as set forth in this Section 3.1. The Board of Directors shall have such rights and powers as are otherwise conferred by law and are necessary, advisable or convenient to the discharge of its duties under this Agreement and to the management of the operations and affairs of the Company and each Series, and, subject to applicable law, including the Investment Company Act, may delegate such powers and duties as it, in its sole discretion, deems appropriate, whether or not expressly permitted in this Agreement. To the fullest extent permitted by applicable law, whenever in this Agreement the Board of Directors is permitted or required to make a decision (i) in its “discretion” or under a similar grant of authority or latitude, subject to applicable law, the Board of Directors shall be entitled to consider only such interests and factors as it desires, or (ii) in “good faith” or under a similar standard, the Board of Directors shall act under such standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby.

(b)          Term of Office of Directors. The Directors shall hold office during the existence of this Company, and until its termination, provided, however, that (i) any Director may resign by written instrument signed by him or her and delivered to the Chairman, President, Secretary, or other Director, which shall take effect upon such delivery or upon such later date as is specified therein; (ii) any Director may be removed at any time by written instrument, signed by at least two-thirds of the number of Directors prior to such removal, specifying the date when such removal shall become effective; (iii) any Director who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Directors, specifying the date of his or her retirement; and (iv) a Director may be removed at any meeting of the Members by a vote of Members owning at least two-thirds of the outstanding Interests, with all Series voting together.

(c)          Vacancies and Appointment of Directors. In case of the declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise of a Director, or a Director is otherwise unable to serve, or an increase in the number of Directors, a vacancy shall occur. Whenever a vacancy in the Board of Directors shall occur, until such vacancy is filled, the other Directors shall have all the powers hereunder and the certificate of the other Directors of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Directors shall fill such vacancy by appointing such other Person as they in their discretion shall see fit consistent with the limitations under the Investment Company Act. An appointment of a Director may be made by the Directors then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Directors effective at a later date, provided, however, that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Directors. As soon as any Director appointed pursuant to this Section 3.1(c) shall have accepted this appointment, he or she shall be deemed a Director hereunder.

(d)          Temporary Absence of Director. Any Director may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Director or Directors, provided, however, that in no case shall less than two Directors personally exercise the other powers hereunder except as herein otherwise expressly provided.

(e)          Number of Directors. The number of Directors shall be six, or such other number as shall be fixed from time to time by the Directors.

(f)           Effect of Death, Resignation, Etc. of a Director. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Directors, or any one of them, shall not operate to terminate the Company or any Series thereof or to revoke any existing agency created pursuant to the terms of this Agreement.

(g)          Action by the Directors and Committees. The Directors (and any committee thereof) may act at a meeting held in person or in whole or in part by conference telephone equipment or other communications technology. One-third, but (except at such times as there is only one Director) no less than two, of the Directors shall constitute a quorum at any meeting. Except as the Directors may otherwise determine, one-third of the members of any committee shall constitute a quorum at any meeting. The vote of a majority of the Directors (or committee members) present at a meeting at which a quorum is present shall be the act of the Directors (or any committee thereof). The Directors (and any committee thereof) may also act by written consent signed by a majority of the Directors (or committee members). Regular meetings of the Directors may be held at such places and at such times as the Directors may from time to time determine. Special meetings of the Directors (and meetings of any committee thereof) may be called orally or in writing by the Chairman of the Board of Directors (or the chairman of any committee thereof) or by any two other Directors. Notice of the time, date and place of all meetings of the Directors (or any committee thereof) shall be given by the party calling the meeting to each Director (or committee member) by electronic communications, such as e-mail, telephone, telefax, or telegram sent to the person's home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to the Director's home or business address at least seventy-two hours in advance of the meeting. Notice of all proposed written consents of Directors (or committees thereof) shall be given to each Director (or committee member) by electronic communications, such as e-mail, telephone, telefax, telegram, or first class mail sent to the Director's home or business address. Notice need not be given to any Director who attends a meeting without objecting to the lack of notice or who executes a written consent or a written waiver of notice with respect to a meeting. Written consents or waivers may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof may be accomplished by telefax or otherwise by electronic transmission, meaning any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient.

(h)          Chairman of the Directors. The Directors shall appoint one of their number to be Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Directors at which he or she is present and may be (but is not required to be) the chief executive officer of the Company.

(i)          Officers. The Directors shall, from time to time, elect a President, a Treasurer, a Secretary, and such other officers as the Directors may from time to time elect (each, an “Officer” and collectively, the “Officers”). It shall not be necessary for any Director or other Officer to be a holder of Interests in the Company. Two or more offices may be held by a single person. The Officers shall hold office until their successors are chosen and qualified and serve at the pleasure of the Directors. Any Officer of the Company may resign by filing a written resignation with the President, the Secretary or the Directors, which resignation shall take effect on being so filed or at such later time as may be therein specified. The Directors may require any Officer or agent of the Company to execute a bond (including, without limitation, any bond required by the Investment Company Act) in such sum and with such surety or sureties as the Directors may determine, conditioned upon the faithful performance of his or her duties to the Company including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his or her hands. Any Officer may be removed from office at any time by the Directors. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by resolution of the Directors. Without limiting the foregoing, Officers of the Company may include:

(i)          Chief Executive Officer. Unless the Directors have designated the Chairman as the chief executive officer of the Company, the President shall be the chief executive officer of the Company. Subject to the direction of the Directors, the chief executive officer shall have general administration of the business and policies of the Company. Except as the Directors may otherwise order, the chief executive officer shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Company or any Series thereof. He or she shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Company, and to appoint subordinate officers of the Company. If the President is not the chief executive officer, he or she shall perform such duties as the Directors or the chief executive officer may from time to time designate and, at the request or in the absence or disability of the chief executive officer, may perform all the duties of the chief executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

(ii)         Treasurer. The Treasurer shall be the principal financial and accounting officer of the Company. He or she shall deliver all funds and securities of the Company which may come into his or her hands to such company as the Directors shall employ as custodian for the Company and each Series in accordance with applicable provisions of law, including the Investment Company Act. He or she shall make annual reports regarding the business and condition of the Company, which reports shall be preserved in Company records, and he or she shall furnish such other reports regarding the business and condition of the Company as the Directors may from time to time require. The Treasurer shall perform such additional duties as the Directors or the chief executive officer may from time to time designate.

(iii)        Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Directors and the Members at their respective meetings. He or she shall have the custody of the seal of the Company, if any. The Secretary shall perform such additional duties as the Directors or the chief executive officer may from time to time designate.

(iv)        Vice President. Any Vice President of the Company shall perform such duties as the Directors or the chief executive officer may from time to time designate. At the request or in the absence or disability of the President, the most senior Vice President present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

(v)          Assistant Treasurer. Any Assistant Treasurer of the Company shall perform such duties as the Directors or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the most senior Assistant Treasurer present and able to act may perform all the duties of the Treasurer.

(vi)         Assistant Secretary. Any Assistant Secretary of the Company shall perform such duties as the Directors or the Secretary may from time to time designate, and, in the absence of the Secretary, the most senior Assistant Secretary present and able to act my perform all the duties of the Secretary.

(vii)        Subordinate Officers. The Directors from time to time may appoint such other Officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Directors may determine.

(j)          General Powers of the Board of Directors. To the fullest extent permitted by the Act and other applicable law, including the Investment Company Act, the Board of Directors shall have the authority to do all things necessary or appropriate to carry out the Company and each Series’ business and, except as such powers have been expressly reserved hereunder to another Person, shall have authority to do all things necessary and appropriate to carry out each Series’ purposes and powers and of the Company with respect thereto. Any determination as to what is in the interests of the Company or any Series made by the Board of Directors in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Board of Directors. In furtherance thereof, the Board of Directors in its sole discretion shall have the power and authority on behalf and in the name of each Series and the Company with respect thereto, without obtaining the consent of or consulting with any other Person:

(i)          to take all actions on behalf of a Series and/or the Company with respect thereto set forth herein;

(ii)         to establish, maintain, and close bank accounts and draw checks or other orders for the payment of moneys, with such signatories as the Board of Directors in its sole discretion shall determine from time to time;

(iii)        to receive, give receipt for, dispose of, and effect transactions in all investments, checks, moneys, and other assets of a Series;

(iv)        to issue to brokers and dealers instructions to purchase, sell, and otherwise trade in or deal with any assets of a Series for the account and at risk of, and in the name of, a Series;

(v)         to purchase from or sell to any Person any investment for the account and at the risk of, and in the name of, a Series;

(vi)        file with the SEC (a) the Application and any amendments thereto, and (b) a registration statement for the Company and any amendments thereto as may be required to register and maintain the Company as a management investment company under the Investment Company Act;

(vii)       to execute on behalf of and in the name of a Series or the Company with respect thereto all: (a) agreements, certificates, statements, instruments, and documents required by any buyer or seller from time to time in connection with the acquisition, sale, or ownership of any investments; (b) proxies authorizing the voting of investments held by a Series; and (c) other contracts, documents or agreements relating to a Series’ business;

(viii)     subject to applicable law, including the Code, to determine the appropriate accounting methods to be used by a Series;

(ix)        to amend and/or restate the Certificate and file same pursuant to the Act;

(x)         to make filings with any governmental agencies or self-regulatory organizations on behalf of a Series deemed necessary or appropriate by the Board of Directors, in its sole discretion;

(xi)        to appoint a Series’ “Tax Matters Partner,” as set forth herein;

(xii)       to adopt and amend from time to time by-laws not inconsistent with this Agreement providing for such matters as the Board of Directors, in its sole discretion, determines to be appropriate, and

(xiii)      to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, in connection with, or incidental to the accomplishment of a Series’ or the Company’s purpose.

(k)          Members. No Member shall take part in the control or management of the business or affairs of the Company or any Series, and no Member shall have any authority to act for or on behalf of the Company or any Series or to vote on any matter relative to the Company or any Series’ affairs except as specifically permitted by this Agreement. An interest in a Series shall be deemed to be personal property giving only the rights provided herein. Every Member, by virtue of having become a Member, shall be held to have expressly assented and agreed to the terms hereof, and to have become a party hereto. Ownership of an Interest in a Series shall not entitle a Member to any title in, or to the whole or any part of, the assets of that Series or right to call for a partition or division of the same or for an accounting. Members of a Series shall have no right (a) to amend (except to the extent provided in Section 11.1) or terminate this Agreement, or (b) to exercise voting rights or otherwise participate in the Company’s or a Series’ management or business decisions or otherwise in connection with the Series’ assets except as set forth in this Agreement.

3.2         Reliance by Third Parties. Notwithstanding any other provision of this Agreement, any contract, instrument or act of the Board of Directors on behalf of the Company or a Series shall be conclusive evidence in favor of any third party dealing with the Company or a Series that the Board of Directors has the authority, power and right to execute and deliver such contract or instrument and to take such act on behalf of the Company or Series.

3.3         The Investment Adviser.

(a)          Subject to the requirements of the Investment Company Act, the Board of Directors, in its sole discretion, may cause the Company and each Series to enter into one or more contracts with Matthews International Capital Management, LLC or its successor (“Investment Adviser”) for the provision of investment advisory, management and/or administrative services. Any such authority shall be subject to the same limitations and restrictions, and shall be exercisable with the same discretion, as if performed directly by the Board of Directors. In addition, to the fullest extent permitted by applicable law each Person to whom any such rights, powers, responsibilities, and duties are conferred or delegated (including the Investment Adviser) with respect to a particular Series shall be entitled to the same protections, including indemnification, hereunder with respect thereto as are the Directors.

(b)          The Members hereby further acknowledge that additional terms governing minimum investments, redemptions, allocations of such Interests and/or the timing of such allocations may be set forth in and governed by the terms of the Investment Adviser’s Brokerage and Trading Policies and Procedures and Access to Research and Allocation of Portfolio Opportunities Procedures (or comparable procedures) and, by its signature hereto, each Member acknowledges that allocations of Interests in the Company or a Series will be governed by such policies. Copies of the Investment Adviser’s current Brokerage and Trading Policies and Procedures and Access to Research and Allocation of Portfolio Opportunities Procedures (or comparable procedures) are available upon request.

3.4         Non-Related Activities of the Adviser. During the existence of the Company, the Investment Adviser, its affiliates, and their respective officers and employees, shall devote such time, effort and skill to the affairs and business of the Company and its Series as the Investment Adviser shall determine to be reasonably required to promote adequately the interests of the Company and the Series and the mutual interests of the Members. It is specifically understood and agreed that neither the Investment Adviser nor any such affiliate, officer or employee shall be required to devote any specific portion of its or his or her business time to the affairs and business of the Company or the Series. The Members acknowledge that the Investment Adviser, its affiliates, and their respective officers and employees may be involved in and devote a substantial amount of their business time to other financial, investment and professional activities, including, but not limited to, managing registered and unregistered investment companies, performing investment advisory services, and serving as officers, directors, advisers, agents or trustees of other companies, trusts and other entities. Nothing in this Agreement shall limit the right of the Investment Adviser, its affiliates or their respective officers and employees to engage or invest in, directly or indirectly, any other present or future venture or activity of any nature or description, whether competitive with the Company or any Series or otherwise, or possess any interest therein, independently or with others. Nothing in this Agreement shall limit the right of the Investment Adviser, its affiliates or their respective officers and employees to buy or sell securities for its own account or the account of other Persons, including without limitation, securities which are the same as, or similar to, securities bought or sold by the Company or each Series. It is acknowledged that the performance of these activities may not be to the sole and exclusive benefit of the Company or a Series. The Investment Adviser, its affiliates or their respective officers and employees may organize, participate in, control, invest in, advise or provide services to another Person which also purchases, sells, holds and deals with Securities, other financial instruments or otherwise engages in activities competitive with, similar to, or the same as, the activities of the Company and each Series. The Members acknowledge that none of the Series, the Company or any Members shall have any right to participate in or to receive the benefits of any such other activity or ventures of the Investment Adviser, its affiliates or their respective officers and employees, or those of any other Member.

3.5         Investment Adviser Compensation. As compensation for its services to be rendered to a Series, the Investment Adviser shall be entitled to receive from each Series, each calendar quarter or other period, in advance or in arrears, as determined by an Investment Advisory Agreement (or comparable) between the Investment Adviser and the Company, on behalf of such Series, a management fee (“Management Fee”), as may be set forth in such agreement. The Management Fee shall be approved as required under the Investment Company Act.

3.6         Series Operating Expenses.

(a)          Each Series shall pay for all costs and expenses incurred by or on behalf of it or for its benefit (and not intended to be covered by Management Fee, if any,) including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its Interests; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Company for the benefit of the Series including all fees and expenses of its custodian, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its Net Asset Value and of maintaining its books of account required under the Investment Company Act; taxes, if any; expenditures in connection with meetings of each Series’ Members and the Board of Directors that are properly payable by the Company or a Series; salaries and expenses of Officers and fees and expenses of members of the Board of Directors or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Investment Adviser; insurance premiums on property or personnel of each Series which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Series or other communications for distribution to existing Members; legal, auditing and accounting fees; trade association dues; fees and expenses (including legal fees) of obtaining and maintaining any required registration or notification for its Interests for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing Member Capital Accounts, including all charges for transfer, recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Series, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed. The Board of Directors or the appropriate Officers of the Company, in their sole discretion, may direct that investments of a Series be liquidated as necessary to pay any costs and expenses incurred by or on behalf of such Series. The Investment Adviser shall be entitled to obtain reimbursement from a Series for all such costs and expenses borne by it on behalf of such Series.

(b)          Expenses incurred by the Company for the benefit of the entire Company shall be allocated among the Series (or upon such other basis) as reasonably determined by the Board of Directors or the appropriate Officers of the Company, in their sole discretion, and may be allocated based on the relative Net Asset Values of the Series or based on another allocation method that more fairly allocates the expense, depending on the circumstances, in the sole discretion of the Board of Directors or the appropriate Officers of the Company, provided, however, that if any expenses are incurred by the Company for the benefit of or with respect to a particular Series, such expenses shall be borne by such Series. Except as otherwise specified in EXHIBIT A, the Board of Directors or the appropriate Officers of the Company may determine to allocate expenses or liabilities attributable to one or more classes of such Series, if any, to or among such classes thereof as the Board of Directors or such Officers deem, in their sole discretion, fair, equitable, and appropriate in their sole discretion.

3.7          Organizational Costs and Offering Expenses. To the extent permitted by applicable law and the accounting treatment applicable to registered investment companies, Organization Expenses of each Series and each Series’ offering expenses shall be borne by such Series, except that the Investment Adviser shall bear the Company’s and the initial Series’ start-up, offering and Organizational Expenses. The Board of Directors, in its sole discretion, may elect for the Company and/or each Series to amortize their respective Organizational Expenses over a period of up to sixty (60) months for tax purposes to the extent such expenses are not classified as “Syndication Expenses” pursuant to Treas. Reg. § 1.709-2(b), notwithstanding that such treatment is not in accordance with generally accepted accounting principles. The Investment Adviser may advance the Organization Expenses of the Company or a Series and/or each Series’ offering expenses on behalf of the Company or the relevant Series, as the case may be, and, in such event, the advance shall be repaid in the year it was made.

3.8          Soft Dollar Arrangements. Consistent with its duty of best execution, the Investment Adviser shall have the right to enter into “soft dollar” or directed brokerage arrangements with one or more brokerage firms with which each Series does business in cases where the Investment Adviser determines, in good faith, that it would be desirable and in the best interests of such Series to do so and such expense would otherwise be a Series expense hereunder. Under the terms of such arrangements, each Series may obtain research (including, without limitation, quotation services and research reports) at a reduced cost or at no cost to such Series, or such brokerage firm may pay the expenses associated with such research and services on behalf of such Series. Where such expense is partially attributable to other funds or accounts managed by the Investment Adviser including, but not limited to, one or more other Series, such expense will be appropriately apportioned.

3.9         Liability, Indemnification.

(a)          A Director, when acting in such capacity, shall not be personally liable to any person other than the Company, a Series or a Member for any act, omission or obligation of the Company or any Director. A Director shall not be liable for any act or omission in his or her capacity as Director, or for any act or omission of any Officer or employee of the Company or of any other person or party, provided, however, that nothing contained herein or in the Act shall protect any Director against any liability to the Company, a Series or to Members to which he or she would otherwise be subject by reason willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Director hereunder. The Officers, employees and agents of the Company, including the Investment Adviser and its officers, employees and agents, shall not be liable for any act or omission in his, her or its official or individual capacity to the Company, a Series, its Members or to any Director, Officer, employee, or agent thereof, provided, however, that nothing contained herein or in the Act shall protect the Officers, employees and agents of the Company, including the Investment Adviser and its officers, employees and agents, against any liability to the Company, a Series or to Members to which he, she or it would otherwise be subject by reason willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its duties. The appointment, designation or identification of a Director as Chairman of the Directors, a member or chair of a committee of the Directors, an expert on any topic or in any area (including an audit committee financial expert), or any other special appointment, designation or identification of a Director, shall not impose on that Person any standard of care or liability that is greater than that imposed on that Person as a Director in the absence of the appointment, designation or identification, and no Director who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.

(b)          The Company shall indemnify each of its Directors and Officers, including former Directors and Officers (hereinafter referred to as an “Indemnified Party”) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while as a Director or Officer or thereafter, by reason of his or her being or having been such a Director or Officer except with respect to any matter as to which he or she shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties, provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless either (i) the Company shall have received a written opinion from independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry), approved by the Directors to the effect that if either the matter of willful misfeasance, bad faith, gross negligence or reckless disregard of duty, or the matter of bad faith had been adjudicated, it would in the opinion of such counsel have been adjudicated in favor of such person, or (ii) indemnification is approved, after notice that it involves such indemnification, by at least a majority of the Independent Directors acting on the matter (provided that a majority of the Independent Directors then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Indemnified Party is not liable to the Company, a Series or its Members by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The rights accruing to any person under these provisions shall not exclude any other right to which he or she may be lawfully entitled, provided, however, that no person may satisfy any right of indemnity or reimbursement hereunder except out of the property of the Company or a Series.

The Company shall have the power to indemnify representatives and employees of the Company to the same extent that Directors and Officers are entitled to indemnification pursuant to this Section 3.9.

(c)          The Directors may authorize advance payments in connection with the indemnification under this Section 3.9, provided, however, that either (i) the Indemnified Party shall have given a written undertaking to reimburse the Company in the event it is subsequently determined that he or she is not entitled to such indemnification, (ii) the Company shall be insured against losses arising from any such advance payments or (iii) either a majority of the Independent Directors acting on the matter (provided that a majority of the Independent Directors then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Indemnified Party will be found entitled to indemnification under this Section 3.9.

(d)          The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Indemnified Party may be entitled. As used in this Section 3.9, the term “Indemnified Party” shall include such Person’s heirs, executors and administrators and an “Independent Director” is a Director who is not an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act (or who has been exempted from being an “interested person” by any rule, regulation or order of the SEC), and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Section 3.9 shall affect any rights to indemnification to which personnel of the Company or a Series, other than Directors or Officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Company to purchase and maintain liability insurance on behalf of any such person, provided, however, that the Company shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the Investment Company Act. For purposes of the determination or opinion referred to in clauses Error! Reference source not found. and (c) of this Section 3.9, the majority of Independent Directors acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Indemnified Party has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Indemnified Party’s office.

(e)          In case any Member or former Member shall be held to be personally liable solely by reason of his or her being or having been a Member and not because of his or her acts or omissions or for some other reason, the Member or former Members (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Company or a Series, as applicable, against all loss and expense arising from such liability.

(f)          All persons extending credit to, contracting with or having any claim against the Company or a Series shall look only to the assets of the Company or the Series, as applicable, for payment under such credit, contract or claim; and neither the Members nor the Directors, nor any of the Company’s Officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Agreement shall protect any Director against any liability to which such Director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Director. Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Company or a Series by the Board of Directors, by any Officers or Officer or otherwise shall give notice that this Agreement is on file at the offices of the Company and shall recite that the same was executed or made by or on behalf of the Company or a Series or by them as Director or Directors or as Officer or Officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Members individually but are binding only upon the assets and property of the Company or a Series, as applicable, for the benefit of which the Board of Directors have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Director or Directors or Officer or Officers or Members or any other person individually, provided, however, that such a recital shall not be required if it is not necessary to achieve the purpose of protecting the Board of Directors and Members from any personal liability arising out of obligations of the Company or a Series.

(g)          If for any reason (other than the willful misconduct, bad faith, gross negligence or fraud of the Indemnified Party), the foregoing indemnification is unavailable to such Indemnified Party, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such liabilities and expenses in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnifying Party, on the one hand, and such Indemnified Party on the other hand, but also the relative fault of such Indemnifying Party and such Indemnified Party as well as any relevant equitable considerations.

(h)          Each Director, Officer, employee or agent of the Company shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company or a Series, upon an opinion of counsel, or upon reports made to the Company by any of its Officers, employees or agents, including any experts or consultants selected with reasonable care by the Directors, Officers, employees or agents of the Company, provided, however, that nothing in this Section 3.9 shall be deemed to exonerate the Directors from their duties under the Investment Company Act.

3.10         Conflicts of Interest. The fact that any Member of a Series is a shareholder, member, manager, director, trustee, officer, partner, employee, adviser, Affiliate, or distributor of or for any Person with which an investment advisory, prime broker, administrator, transfer agent, custodian, depository, pricing agent, disbursing agent, placement agent, or similar agency contract may be made, or that any such Person has any other interest in the Company or a Series, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract (including any fees or other compensation thereunder) made or that may hereafter be made with the Company or that Series or disqualify a Person from executing the same or create any liability or accountability to the Company, a Series or the Members.

3.11         Acknowledgements. Each Member of a Series acknowledges that decisions regarding the Company’s and each Series’ operations, while involving the exercise of judgment, also involve the risk of loss of that Series’ capital. Except as otherwise required by applicable law, the Board of Directors shall not be limited by any law now or hereafter in effect or customs limiting the investments that may be made or retained by entities similar to the Company or that Series, and the Board of Directors shall have no liability even though any investments do not or may not produce income or profits or are of a character or in an amount not considered proper for the investment of funds by entities similar to the Company or that Series.

ARTICLE IV

Capitalization and Interests

4.1          Capital Contributions.

(a)          Contributions of Members. Each Member shall contribute cash or, in the sole discretion of the Board of Directors or the appropriate Officers of the Company, Securities, in consideration for Interests in such Series, and a record of the Capital Contribution and any additional Capital Contributions made at any time in the future shall be maintained at the Company’s principal office. Each Member’s Capital Account shall be credited with the amount of cash and the value (as determined below) of any Securities contributed to the Company by such Member. The Company will not typically accept Securities as Capital Contributions but, if it does, the value of any Securities constituting any portion of a Capital Contribution shall be their fair market value.

(b)          Additional Capital Contributions. At the sole discretion of the Board of Directors or the appropriate officers of the Company, Members may be permitted to make additional Capital Contributions with respect to a Series as set forth in the Registration Statement for a Series or the Company, as such Registration Statement may be amended from time to time; however no Member shall be required to make any additional Capital Contributions. The Company is limited in the amount it may invest in “A Shares” of Chinese companies, and additional Capital Contributions will generally only be permitted when the Board of Directors, the appropriate Officers of the Company or the Investment Adviser, in their sole discretion, determine that additional investment opportunities are available, which may be infrequent. Additional Capital Contributions will generally be permitted only as set forth in the Registration Statement and, when permitted, will be subject to the Investment Adviser’s Brokerage and Trading Policies and Procedures and Access to Research and Allocation of Portfolio Opportunities Procedures (or comparable policies). There can be no assurance that a Member will be permitted to make additional Capital Contributions, or that, if permitted, the Member will be able to make the full amount of the additional Capital Contribution it seeks.

(c)          Interest. No Member shall be entitled to receive interest, salary, or drawing with respect to any Capital Contribution or its Interests or for services rendered on the Company’s or a Series’ behalf in its capacity as a Member, except as otherwise provided for in this Agreement.

(d)          Redemption. Members shall have only those rights to demand the return of or otherwise withdraw or redeem any portion of their Capital Contributions as provided in ARTICLE VI.

4.2         Advances. If any Member shall advance monies to a Series (an “Advance”), other than as provided in Section 4.1, the amount of such Advance shall not be deemed a Capital Contribution, unless the Board of Directors or the appropriate Officers of the Company, in their sole discretion, expressly agrees otherwise in writing. The amount of such Advance shall be a debt due from a Series to such Member for all purposes, and, except as otherwise expressly agreed at the time such monies are advanced, shall be repaid to such Member as soon as practicable. The lending Member shall have all rights of a creditor against the relevant Series for all purposes. The Board of Directors, in its sole discretion, may cause a Series to repay any Advances to a Series in accordance with their terms out of available monies. Any Advance made by a Member shall bear interest on the unpaid balance at the average cost to a Series of borrowing money, as determined by the Board of Directors or the appropriate Officers of the Company, in their sole discretion.

4.3         Issuance of Membership Interests and Securities.

(a)          In order to raise additional capital or to acquire assets, to redeem or retire debt or for any other purpose, the Board of Directors, in its sole discretion, on behalf of the relevant Series, is authorized to cause such Series to issue additional Interests or classes thereof from time to time to Members, all without the consent or approval of the Members of any other Series. There shall be no limit on the number of Interests that may be so issued; however the Members understand that the amount of capital the Company may invest in “A Shares” of Chinese companies may be limited. Subject to applicable law, including the Investment Company Act, the Board of Directors shall have sole discretion in determining the terms and conditions with respect to any future issuance of Interests, provided, however, any such Interest shall be issued for consideration not less than the fair market value of the Interests to be issued.

(b)          Additional Interests of any Series shall be issued from time to time in one or more classes with such designations, and relative, participating, optional or other special rights, powers and duties to the Interests, all as shall be fixed by the Board of Directors in the exercise of its sole discretion and as set forth on EXHIBIT A, provided, however, that a Series may not issue classes of Interests with terms that are inconsistent with the terms of the Application or the Investment Company Act. To the extent more than one class of Interests are issued, the Schedule of Members and/or the Company’s and each Series’ books shall designate the class of Interest which each Member owns and the variations from the terms of this Agreement applicable to such class.

(c)          The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular class of Interests shall be enforceable only against the assets of such class and not against the assets of a Series generally or any other class of Interests of any Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series generally or any other class of Interests thereof shall be enforceable against the assets of such class.

(d)          No certificates for Interests shall be issued, but the Board of Directors or the appropriate Officers of the Company shall maintain the Company’s and each Series’ books, which shall record (among other items) and shall be conclusive as to each Member’s name and address, its Capital Contribution, the class of which it is a Member (to the extent a Series has established multiple classes of Interests), and its Capital Account balance and number of Interests. The books shall be revised from time to time as appropriate to reflect changes pursuant to the provisions hereof. The Board of Directors, in its sole discretion, may, from time to time, close the books or establish record dates and times for the purposes of determining the holders of Interests entitled to be treated as Members.

In no event shall the issuance of any class of Interests adversely affect the rights and obligations hereunder of holders of any Interests or any class previously issued or otherwise be inconsistent with the terms of the Application or the Investment Company Act.

4.4         Description of Interests.

(a)          Except as provided in EXHIBIT A, the beneficial interest in each Series of the Company shall be held exclusively by one Member holding 100% of such Interests, all without par value. Except as provided in EXHIBIT A, any Interest of a Series shall be identical in all respects with every other Interest of that Series and shall represent an undivided beneficial interest in the assets of that Series. The Net Asset Value of Interests held by a Member of one Series shall be calculated in the same manner as the Net Asset Value of Interests held by Members of other Series and, in such manner, may be used to determine each Member’s proportionate voting power on matters to be voted upon by all Members. The Interests shall carry no rights of redemption, except as provided in ARTICLE VI.

(b)          Each Interest shall be entitled to receive distributions, if any, pursuant to Section 5.8, and allocations pursuant to ARTICLE V from and including the date on which such Interest is issued to and including the date on which such Interest is redeemed.

(c)          The purchase price for Interests received during an Accounting Period shall be invested as part of the assets of a Series, and such Interests shall be issued as of the opening of business on the first Business Day after the end of such period.

(d)          All Interests, when issued pursuant hereto, shall be fully paid and non-assessable.

ARTICLE V

Member’s Capital Accounts; Adjustments To Capital Accounts; Net Asset Value; Tax Matters

5.1           Tax Classification. The Board of Directors and each Member intend that each Series be treated as a separate entity for federal tax purposes that is classified either (1) as an entity that is disregarded as separate from its owner, if the Series has only one member for federal tax purposes, or (2) otherwise as a partnership that is not a “publicly traded partnership” treated as a corporation under Code section 7704(a), and the Board of Directors shall at all times use commercially reasonable efforts to maintain each Series’ classification as such provided that the Board of Directors shall not prevent an otherwise valid Transfer that would cause a Series classified as a disregarded entity to be classified as a partnership. No Series shall elect to be classified as other than a disregarded entity or partnership for federal tax purposes. The provisions of this Agreement relating to partnership allocations required under Code section 704 or partnership elections under subchapter K, including without limitation Sections 5.2 through 5.6, 6.2 and 8.3, shall not apply to any Series that is treated as a disregarded entity for federal income tax purposes. In the case of any Series that is treated as a disregarded entity for federal tax purposes, the sole Member’s Capital Account shall be determined as provided in Section 5.2(a) except that all Net Profits or Net Losses of such Series shall be allocated to such Member and the requirements of Treas. Reg. § 1.704-1(b) shall not apply.

5.2         Capital Accounts.

(a)          A Capital Account shall be established on the books of each Series for each Member of such Series and shall be maintained in accordance with Treas. Reg. § 1.704-1(b). Each Member’s Capital Account with respect to any Series shall be (i) credited with the Member’s Capital Contribution to such Series pursuant to Section 4.1 as of the time it is made, (ii) increased or decreased as of the end of each Accounting Period by the Net Profits or Net Losses of such Series allocated to such Member pursuant to Section 5.3, and (iii) decreased by the amounts with respect to such Series redeemed and paid to such Member pursuant to ARTICLE VI and any distributions made to such Member pursuant to Section 5.8. EXHIBIT A may set forth allocation provisions that may differ from this ARTICLE V for each particular Series.

(b)          If the Board of Directors or the appropriate Officers of the Company, in their sole discretion, reasonably determine to modify the manner in which the Capital Accounts are maintained, or any credits or debits thereto are computed, to comply with Treas. Reg. § 1.704-1(b), the Board of Directors or such Officers may make such modification, but only if the modification will not have a material effect on the amounts distributable to any Member hereunder on the Company’s or a Series’ winding up. The Board of Directors or the appropriate Officers of the Company, in their sole discretion, also shall make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. § 1.704-1(b).

5.3         Allocations.

(a)          Subject to the other provisions of this Section 5.3, as of the end of each Accounting Period or such other times as the Board of Directors or the appropriate Officers of the Company shall determine, in their sole discretion, the Board of Directors or such Officers shall determine the Net Profits or Net Losses, as the case may be, for each Series for such period and shall allocate such Net Profits or Net Losses, as applicable, to the Member holding Interests of such Series or as otherwise set forth in EXHIBIT A, in each case as of the end of such Accounting Period.

(b)          Notwithstanding any other provision hereof, no loss or deduction with respect to a Series shall be allocated to a Member’s Capital Account with respect to that Series if and to the extent allocation thereof would create or increase a deficit balance in such account (reduced for adjustments, allocations, and distributions described in Treas. Reg. § 1.704-1(b)(2)(ii)(d)(4), (5), and (6)), and any such loss or deduction shall be allocated instead to the other Members’ Capital Accounts with respect to that Series to the extent of and in proportion to the respective positive balances of such accounts. If any Member unexpectedly receives any adjustment, allocation, or distribution referred to above that creates or increases a deficit balance in such Member’s Capital Account or such account otherwise has a deficit balance, items of income and gain will be allocated to such Member in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. This paragraph is intended to constitute a “qualified income offset” as defined in Treas. Reg. § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistent with that section.

(c)          Notwithstanding any other provision hereof, to the extent required by Code section 704(b) and Treas. Reg. § 1.704-2, (i) any “nonrecourse deductions” (as defined in Treas. Reg. § 1.704-2(b)(1)) of the Company or a Series shall be allocated among the Members’ Capital Accounts in a manner that complies with the requirements of Treas. Reg. § 1.704-2 and (ii) any items of Company or Series income and gain shall be allocated in a manner that constitutes a “minimum gain chargeback” (as defined in Treas. Reg. § 1.704-2(b)(2)) and complies with the requirements of that provision and of Treas. Reg. § 1.704-2(f).

(d)          If the Board of Directors, or the appropriate Officers of the Company, determine, in their sole discretion, that, based on tax or regulatory reasons or any other reason as to which the Member agrees, such Member should not participate in the Net Profits or Net Losses, if any, attributable to any investment or type of investment or to any other transaction, such Net Profits or Net Losses may be set forth in a separate memorandum account, in which event such Net Profits or Net Losses shall be allocated only to the Capital Accounts of the Members to whom such reasons do not apply. Notwithstanding Section 5.8, (i) no distributions of the net income and capital gains included in such Net Profits shall be made to any such non-participating Member and (ii) all such income and gains shall be distributed to the other Members in proportion to their Capital Account balances.

5.4         Federal Income Tax Allocations.

(a)          Except as otherwise provided in this Section 5.4, for federal, state and local income tax purposes, all items of income, gain, loss, deduction or credit of a Series for a Fiscal Year shall be allocated among the Members of that Series in such manner that equitably reflects the amounts allocated to their Capital Accounts pursuant to Section 5.3 for such Fiscal Year. The Board of Directors or the appropriate Officers of the Company, in their sole discretion, shall have the power and authority to make all accounting, tax and financial reporting determinations and decisions with respect to each Series of the Company. The Members are aware of the potential income tax consequences of the allocations made by this Section 5.4 and hereby agree to be bound by the provisions of this Section 5.4 in reporting their shares of income and loss for each applicable Series for income tax purposes.

(b)          The Board of Directors or the appropriate Officers of the Company, in their sole discretion and in consultation with the Company’s tax advisors, is authorized to select such tax allocation methods as may in the judgment of the Board of Directors or the appropriate officers of the Company be appropriate to satisfy the requirements of Section 704(c) of the Code regarding allocations of income and loss for federal income tax purposes, including without limitation an “aggregate approach” involving “partial netting” or “full netting” with respect to reverse Section 704(c) allocations to the extent permitted by Treas. Reg. § 1.704-3.

(c)          Subject to Section 5.4(b), if the Company realizes net gains for federal income tax purposes for any Fiscal Year during which one or more Positive Basis Members redeem all their Interests in any Series, such Series shall (if the Board of Directors, or the appropriate Officers of the Company, in their sole discretion, so elect) allocate such gains as follows: (i) first, to the Capital Accounts of such Positive Basis Members, pro rata in proportion to the respective Positive Basis of each such Member, until either the full amount of such gains has been so allocated or the Positive Basis of each such Member has been eliminated, and (ii) any such gains not so allocated, to the Capital Accounts of the other Members in a manner that equitably reflects the amounts allocated to their Capital Accounts pursuant to Section 5.3(a). Subject to Section 5.4(b), if the Company realizes net losses for federal income tax purposes for any Fiscal Year during which one or more Negative Basis Partners redeem all of their Interests in any Series, such Series shall (if the Board of Directors or the appropriate Officers of the Company, in their sole discretion, so elect) allocate such losses as follows: (i) first, to the Capital Accounts of such Negative Basis Partners, pro rata in proportion to the respective Negative Basis of each such Member, until either the full amount of such losses has been so allocated or the Negative Basis of each such Member has been eliminated, and (ii) any such losses not so allocated, to the other Members in a manner that equitably reflects the amounts allocated to their Capital Accounts pursuant to Section 5.3(a).

5.5         Tax Matters Member. The Board of Directors, in its discretion, shall designate a Member who shall serve for each Fiscal Year as the Company’s or a Series’ “tax matters partner” under Code section 6231(a)(7) and Treas. Reg. § 301.6231(a)(7)-1 (“Tax Matters Member”), provided that the Board of Directors may at any time, in its sole discretion, hereafter designate from among the other Members a different Tax Matters Member. If Matthews Global Investors (U.S.), LLC is a Member at the time a designation of Tax Matters Member is required, it shall serve as Tax Matters Member. Each Member, by executing this Agreement, consents to such designation of the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices all documents necessary or appropriate to evidence such consent. The Tax Matters Member shall have the power to manage and control, on the Company’s behalf, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company or Series income, gain, loss, or deduction for federal income tax purposes. In furtherance of the foregoing, the Tax Matters Member shall have all the powers and responsibilities of such position provided in the Code and (a) shall promptly furnish the Internal Revenue Service with information sufficient to cause each Member to be treated as a “notice partner” as defined in Code section 6231(a)(8) and (b) shall not file any action or suit, extend any statute of limitations, or settle any action or suit relating to the Company’s or a Series’ tax matters without first notifying each Member. To the extent permitted under the Code, the Tax Matters Member shall delegate its duties as such to the Board of Directors or one or more Officers of the Company. Reasonable expenses incurred by the Tax Matters Member, in its capacity as such, will be treated as Company or Series expenses hereunder, in the sole discretion of the Board of Directors. Any Member shall have the right to participate in any administrative proceedings relating to the determination of partnership tax items at the Company or Series level.

5.6         Right to Make Tax Elections. The Board of Directors or the appropriate Officers of the Company may, in their sole discretion, make or revoke, on the Company’s or a Series’ behalf, elections for foreign or federal income tax purposes permitted under the Code, including an election in accordance with Code section 754. Each Member shall, on the request of the Board of Directors or the appropriate Officers of the Company, supply the information necessary to give effect to such an election.

5.7         Allocation Principles Regarding the Series. To the extent possible, each Series shall be accounted for as if it were a separate limited liability company (as provided herein, each Series shall operate as a “protected cell” without being subject to the claims and liabilities of any other Series).

Any allocation by the Board of Directors or the appropriate Officers of the Company of general liabilities, expenses, costs, charges or other items which are not readily identifiable as belonging to any particular Series among one or more Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom.

5.8         Distributions. At such times and in such amounts as the Board of Directors or the appropriate Officers of the Company, in their sole discretion, consider appropriate, each Series may make Distributions to the Member holding Interests of such Series from the Capital Account of such Member. Any such Distributions shall be made at such times and in such amounts as the Board of Directors or the appropriate Officers of the Company determine in their sole discretion. Any such distribution shall be paid either in cash or by wire transfer to an account designated by a Member.

5.9         Withholding. The Company and each Series shall at all times be entitled to make payments with respect to any Member in amounts required to discharge any Company or Series obligation to withhold or make payments to any governmental authority with respect to any foreign, federal, state, or local tax liability of such Member arising as a result of such Member’s interest in the Company or a Series. Each such payment shall be deemed to be a loan by the Company or a Series to such Member and shall not be deemed to be a distribution thereto. The amount of such payments made with respect to a Member, plus interest on each such amount from the date of each such payment until such amount is repaid to the Company or a Series at an interest rate per annum equal to the base rate on corporate loans at large U.S. money center commercial banks (as reported by The Wall Street Journal), as determined by the Board of Directors or the appropriate Officers of the Company, in their sole discretion, shall be repaid to the Company or a Series by (a) deduction from any amounts distributable, or redeemed pursuant to ARTICLE VI (whether such Member’s Interests were redeemed voluntarily or compulsorily), to such Member pursuant to this Agreement or (b) earlier payment by such Member to the Company or a Series, in each case as determined by the Board of Directors or the appropriate Officers of the Company in their sole discretion.

5.10       Contributed Property. Securities contributed to a Series, if any, shall be valued at their fair market value for purposes of determining the contributing Member’s Capital Account. Each Member who may contribute Securities to a Series will, prior to the date of any such contribution, furnish to such Series evidence satisfactory to the Board of Directors or the appropriate Officers of the Company as to the date of acquisition of such Securities, his or her unencumbered ownership thereof and his or her adjusted basis thereof for Federal income tax purposes.

5.11       Adjustments and Determinations. Notwithstanding the other provisions of this ARTICLE V, the Board of Directors or the appropriate Officers of the Company, in their sole discretion, are authorized to make an adjustment in the allocation of Net Profits or Net Losses provided for in this ARTICLE V if the Board of Directors or such Officers consider in good faith that the adjustment is necessary and equitable to correct errors in allocations caused by errors in unaudited financial information. All matters concerning the allocations and other determinations provided for in this ARTICLE V and any accounting shall be determined by the Board of Directors or the appropriate Officers of the Company in good faith and shall be conclusive and binding on the Members.

ARTICLE VI

Redemptions

6.1         Redemptions.

(a)          General. No Member shall be entitled to redeem any amount from its Capital Account or redeem from a Series, except as otherwise provided in this ARTICLE VI or as otherwise provided in the Registration Statement. To the extent a Member is permitted to redeem all or a portion of its Capital Account or to redeem from a Series, the Interest of such Member shall continue to be subject to the same risks as other Members until the applicable Redemption Payment Date or earlier termination of such Series. If a Member seeks to redeem all of its Interests, effective upon the distribution of all such amounts pursuant to Section 6.4 hereof, such Member shall cease to be a Member of the Company for all purposes.

(b)          Members.

(i)          Subject to this Section 6.1 and Section 6.3 and in accordance with the requirements of the Investment Company Act and any applicable relief from provisions of the Investment Company Act granted pursuant to the relief sought by the Application, a Member shall have the right to redeem all or a portion of its Capital Account only as specified in the then-current Registration Statement of the Company, upon advance notice to the Company stating the amount to be redeemed. Any redemption notice, once given, will be irrevocable and binding on the Member unless the Board of Directors or the appropriate Officers of the Company determines otherwise in their sole discretion. Any redemption shall be valued at the Net Asset Value of the Series calculated on the next applicable Redemption Payment Date following the redemption request. Each Member acknowledges that investments of the Series are subject to repatriation restrictions applicable upon the liquidation of “A Shares” of Chinese companies held by a Series and the exchange of local currency for other currencies and, as such, any redemption sought by the Member is subject to applicable restrictions imposed by the Chinese regulatory authorities, as such may be in effect from time to time.

(ii)         The redemption from a Series, death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of a Member shall not dissolve such Series, however, the Board of Directors may seek to terminate a Series pursuant to Section 8.1 if the full redemption of a Member’s Interests from such Series results in the Series having no Members. The legal representatives of a Member shall succeed as assignee to the Member’s Interest upon the death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of a Member, but shall not be admitted as a substitute Member without the consent of the Board of Directors or the appropriate Officers of the Company in their sole discretion.

(iii)        The Board of Directors or the appropriate Officers of the Company may, at any time, in their sole discretion, upon notice at least five (5) days prior to the proposed effective date thereof, require any Member to redeem all of its Interests from a Series, or a portion of its Capital Account, as of the close of business of the day provided in such notice.

(iv)        Upon the delivery of notice to the Company specifying an effective date of withdrawal, the Initial Member shall cease to be a Member of the Company for all purposes.

6.2         Adjustment of Capital Account. If a redeeming Member’s Capital Account has a negative balance, the redeeming Member shall receive no Distribution pursuant to Section 6.4 hereof and an amount equal to such negative balance shall be credited to such redeeming Member’s Capital Account and shall be allocated to the Capital Accounts of the remaining Members, if any, in accordance with Section 5.3 as if such amount constituted Net Losses or other expenses of the relevant Series for the Accounting Period beginning after the applicable Redemption Payment Date.

6.3         Limitations on Redemption.

(a)          Subject to compliance with the Investment Company Act and any relief granted by the SEC as contemplated by the Application, the payment of any Distribution under Section 6.4 may be based upon a reasonable estimate of the redeeming Member’s Capital Account and the adjustments provided under Section 5.3 and this ARTICLE VI, and the relevant Series may require a reserve for additional adjustments in the computation of the amount of the Distribution in consequence of such redemption, or may require a reserve pending the completion of a final determination of the amount to be distributed. Any amount held in reserve for subsequent computation adjustments shall be invested in a non-interest bearing account (which may be commingled with similar accounts of other redeeming Members). The unused portion of any reserve shall be distributed without interest accrued thereon after the Board of Directors or the appropriate Officers of the Company, in their sole discretion, shall have determined that the need therefore shall have ceased.

(b)          The Board of Directors, in its sole discretion, may suspend the right of each Member to redeem (and suspend all payments to each Member) from a Series on any Redemption Payment Date in the event that trading on the New York Stock Exchange is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of which disposal or valuation of a Series’ securities is not reasonably practicable, or for such other periods as the SEC has by order permitted. The Members acknowledge that, pursuant to any relief granted in accordance with the Application, the Company and each Series intend to pay redemption proceeds as set forth in the Registration Statement, which may be as infrequently as only one time each month.

(c)          If a redemption request is not revoked by a Member following notification of a suspension, the redemption will be completed as of the next Redemption Payment Date immediately following the end of the suspension; however any such redemption will still be subject to applicable repatriation restrictions such that the redemption may not be able to be completed in full and will remain subject to the provisions of Section 6.3 hereof.

(d)          Notwithstanding the foregoing, if the relevant Series is able to effect a redemption from any investment in which it invests or liquidate investments as of the effective date of the redemption, but is not able to repatriate liquidation proceeds promptly, payment of such amounts or proceeds to the redeeming Member may be delayed until receipt thereof by such Series. To the extent that any payments to a redeeming Member are deferred hereunder, such redeeming Member shall be treated as having a continuing interest in such Series.

6.4         Distribution Upon Redemption.

(a)          Upon a redemption of a Member’s entire Interest, such Member shall receive the balance of its Capital Account as of the end of the Accounting Period that ends on the Redemption Payment Date next following the Member’s redemption request, subject to the provisions of this ARTICLE VI. Upon a Member’s redemption of a portion of its Interest, such Member shall receive a proportionate share of the amount it would have received if the Member had redeemed its entire Interest.

(b)          A payment from a Member’s Capital Account (based on the value on the next applicable Redemption Payment Date), will be made by the Company or a Series in cash or wire transfer to an account designated by such Member on the Redemption Payment Date (or such other period as set forth in the Registration Statement), unless a suspension pursuant to this ARTICLE VI is in effect. The Board of Directors, or the Investment Adviser, shall have discretion as to (a) the extent to which investments are to be sold to pay any redemption proceeds and (b) which investments are to be sold for such purpose. In no event shall the Company, a Series or the Board of Directors or the appropriate Officers of the Company be liable to a Member for interest on any delayed redemption proceeds, and any unpaid portion shall be paid without interest.

(c)          The computation of the amount owing to a redeeming Member shall be made by an agent of the Company selected by the Board of Directors or appropriate Officers of the Company in such manner as such agent deems to be reasonable and appropriate.

(d)          The Board of Directors or the appropriate Officers of the Company, in their sole discretion and to the extent permitted by applicable law, including the Investment Company Act and Chinese regulations limiting the transfer of “A Shares” of Chinese companies, may elect to make any Distribution hereunder in either cash and/or other property (including, without limitation, Securities) of a Series at fair market value, or a combination thereof.

ARTICLE VII

Transfer of Series Interests

7.1         Assignment of Interest by Members.

(a)          Except as expressly provided in this ARTICLE VII, a Member shall not sell, assign, pledge or otherwise encumber or dispose of (whether voluntarily or by operation of law) all or any part of its Interest as a Member unless the prior written consent to the transfer is obtained from the Board of Directors or appropriate Officers of the Company, which consent may be granted or withheld in their sole discretion and subject to such conditions as the Board of Directors or appropriate Officers of the Company may require, and any attempt to do so otherwise shall be null and void. In addition, the transferring Member may be required to deliver an opinion of counsel acceptable to the Board of Directors or appropriate Officers of the Company to the effect that such proposed transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws.

(b)          A Member may pledge or post as collateral its Interest as security for a loan or in furtherance of applicable margin requirements, or otherwise encumber its Interests, only on such terms and conditions as may be imposed by the Board of Directors or appropriate Officers of the Company in their sole discretion. In the event a secured party shall become a transferee of a Member or shall otherwise seek to exercise its rights as a secured party following a default under the applicable loan documents, the secured party, or any transferee of the Interest, shall be subject to the limitations of Section 7.3 hereof and the Interest held by the secured party or transferee may be acquired by the relevant Series pursuant to this Section 7.1 hereof.

(c)          At any time after the liquidation or dissolution of a Member or following an attempted disposition by a Member of all or part of its Interest not permitted under this Section 7.1, the Board of Directors or appropriate Officers of the Company, at their option, may elect to require the Member, or its personal representative, heir or successor, to withdraw as a Member at any time without regard to the notice requirement of Section 6.1(b)(iii) hereof. Such a redemption shall be subject to the provisions of ARTICLE VI hereof as if the Member has made a permissible withdrawal under Section 6.1 hereof.

7.2         Permitted Transfers by Member. Without the consent of the Board of Directors or appropriate Officers of the Company, but subject to the provisions of Section 7.1(c) hereof, upon the death of a Member, the Interest of the decedent Member may be transferred by will or, in the case of intestacy, by the laws of descent and distribution.

7.3         Rights of Transferee. At the time of the transfer of any Interest pursuant to Sections 7.1 or Section 7.2 hereof, all of the rights possessed as a Member in connection with the transferred Interest, which rights otherwise would be held by the transferor or the transferee, shall terminate unless and until the transferee is admitted as a substitute Member pursuant to the provisions of Section 7.4 hereto, other than the right to share in Net Profit, Net Losses, and Distributions of a Series. Without limiting the foregoing, a transferee who does not become a substitute Member has no right to require any information or account of the relevant Series’ transactions, to inspect books of the relevant Series, or to vote or to give its consent on any matter calling for the approval or consent of some or all of the Members (and for this purpose any requisite percentage or majority shall be computed without regard to the interest of the transferee). Unless and until the transferee is admitted as a substitute Member, the transferring Member shall be subject to the statutory obligations of a transferor Member under the Act.

7.4         Substitute Member. No transferee of a Member’s Interest shall become a substitute Member unless all of the following conditions have been satisfied within such reasonable time period as the Board of Directors or appropriate Officers of the Company shall determine in their sole discretion:

(a)          The transfer is permitted under Section 7.1 or Section 7.2 hereof;

(b)          The relevant Series receives a duplicate original of all documents effecting the transfer from the transferor to the transferee;

(c)          The transferee has executed an instrument, in form and substance satisfactory to the Board of Directors or appropriate Officers of the Company, accepting and agreeing to be bound by all terms and conditions of this Agreement, to ratify all prior actions taken by the relevant Series, and to pay all expenses of such Series incurred in effecting the transfer; and

(d)          The Board of Directors or appropriate Officers of the Company consent to the admission of the transferee as a substitute Member, which consent may be granted or withheld in the sole discretion of the Board of Directors or appropriate Officers of the Company, with or without cause, except in the case of a transfer pursuant to Section 7.2 hereof, in which case the consent of the Board of Directors or appropriate Officers of the Company shall not be required.

7.5         Consent. Each Member, by executing this Agreement, hereby consents to the transfer and admission procedures and the restrictions set forth herein.

7.6         Capital Account. Any substitute Member shall succeed to the Capital Account of the Member which shall have transferred its Interests (or portion thereof) to the substitute Member.

ARTICLE VIII

Termination and Continuation of Series;
Liquidation and Distribution of Assets

8.1         Dissolution and Termination. The Company and/or a Series shall be dissolved and terminated and their affairs wound up upon the occurrence of:

(a)          the written election of the Board of Directors, in its sole discretion, upon notice to all applicable Members within such time period as may be required by applicable law upon the reasonable determination of the Board of Directors or the applicable Officers of the Company of such period; or

(b)          the entry of a decree of judicial dissolution under Section 18-802 of the Act.

8.2         Distribution Upon Liquidation. Upon any dissolution or other termination of the Company or a Series, each of the following shall occur:

(a)          The Company or such Series shall continue in existence for the purpose of winding up is affairs, and the Liquidating Trustee shall wind up the affairs of the Company or such Series and cause the sale of all of the Company’s or such Series’ assets, except those to be distributed in kind, if any, as expediently as is practicable and prudent in such manner as the Liquidating Trustee, in its sole discretion, determines appropriate to obtain the best prices. The Members, to the extent applicable, shall continue to share Net Profit, Net Loss, deductions, expenses and credits during the liquidation pursuant to the provisions of ARTICLE V hereof. Any property distributed in kind in the liquidation shall be valued at fair market value. Whether any assets of the Company or such Series shall be liquidated through sale or shall be distributed in kind shall be a matter left to the sole discretion of the Liquidating Trustee, to the extent permitted by applicable law, including the Investment Company Act and Chinese regulations limiting the transfer of “A Shares” of Chinese companies.

(b)          The Liquidating Trustee shall cause a balance sheet of the Company or such Series to be prepared as of the date of termination and a profit and loss statement for the period commencing at the end of the preceding Accounting Period and ending on the date of termination, and such financial statements shall be furnished to all of the relevant Members.

(c)          The assets of the Company or such Series or the proceeds from liquidation thereof shall be paid or distributed in the following manner:

(i)          first, the expenses of liquidation (including, without limitation, legal and accounting expenses incurred in connection therewith up to and including the date that Distribution of the Company’s or such Series’ assets to the Members has been completed) and the debts and liabilities of the Company or such Series to Persons other than the Members shall be paid or satisfied (whether by payment or the making of reasonable provision for payment thereof);

(ii)         second, any debts and liabilities of the Company or such Series to the Members, including any Advances that may have been made by any of the Members to the Company or such Series shall be repaid; and

(iii)        the balance, if any, shall be distributed to the Member of such Series or, if applicable, such balance shall be distributed among the Members in proportion to their respective positive Capital Accounts as of the date of such Distribution.

When the Liquidating Trustee has complied with the foregoing liquidation plan for the Company, the Liquidating Trustee, on behalf of the Members, shall execute, acknowledge and cause to be filed an instrument evidencing the cancellation of the Certificate (the “Certificate of Cancellation”).

In carrying out the provisions of this Section 8.2, if applicable to a Series, the Liquidating Trustee shall use its best efforts to comply with the requirement of Treas. Reg. § 1.704-1(b)(2) and (3) that all liquidating Distributions be made on or before the later of (i) the last day of the Fiscal Year in which the liquidation occurs or (ii) the ninetieth (90th) day after such liquidation occurs, provided, however, such compliance does not have a material adverse effect on the economic interests of the Members.

8.3         Restoration of Negative Capital Accounts.

(a)          In the event the Company or a Series is “liquidated” within the meaning of Treas. Reg. § 1.704-1(b)(2)(ii)(g) and Code section 704 applies to such Series, Distributions shall be made only to relevant Members with positive Capital Accounts in compliance with Treas. Reg. § 1.704-1(b)(2)(ii)(b)(2).

(b)          In the event any Member has a deficit balance in its Capital Account, after giving effect to all Capital Contributions, Distributions and allocations for all taxable years, including the year during which such liquidation occurs, such Member shall have no obligation to make any contribution to the capital of the Company or the relevant Series with respect to such deficit, and such deficit shall not be considered a debt owed by such Member to the Company or such Series or to any other Person for any purpose whatsoever.

ARTICLE IX

Power Of Attorney

9.1         Power of Attorney.

(a)          Each Member, by its execution hereof, hereby irrevocably makes, constitutes and appoints each of the duly elected Officers of the Company, any Person who becomes a duly elected Officer of the Company, and the Liquidating Trustee, in its capacity as Liquidating Trustee for so long as it acts as such, as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (i) such agreements (including this Agreement and any amendments thereto), certificates and such other instruments as deemed necessary or appropriate in order to offer and sell Interests and to admit subscribers therefore to the Company or such Series as Members; (ii) any amendments to the Certificate required or permitted by law or the provisions of this Agreement; (iii) such amendments to the Schedule of Members as may be necessary or appropriate from time to time to reflect the admission of a Member or substituted Member to the Company or such Series and their respective Capital Contributions; (iv) all certificates and other instruments deemed advisable by the Board of Directors or the appropriate Officers of the Company, or the Liquidating Trustee, to carry out the provisions of this Agreement and applicable law or to permit the Company or such Series to become or to continue as a limited liability company wherein the Members have limited liability in each jurisdiction where the Company or such Series may be doing business; (v) all instruments that the Board of Directors or the appropriate Officers of the Company, or the Liquidating Trustee, deem appropriate to reflect a change, modification or termination of this Agreement, the Company or such Series in accordance with this Agreement, including, without limitation, the admission of additional Members or substituted Members (or similar members or owners) pursuant to the provisions of this Agreement; (vi) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company; (vii) all conveyances and other instruments or papers deemed advisable by the Board of Directors or the appropriate Officers of the Company, or the Liquidating Trustee, including, without limitation, those to effect the dissolution and termination of the Company or such Series, including, without limitation, a Certificate of Cancellation; (viii) such documents as necessary to implement an amendment to this Agreement approved in accordance with Section 11.1 hereof; and (ix) all other instruments or papers which may be required or permitted by law to be filed on behalf of the Company or such Series.

(b)          The foregoing power of attorney:

(i)          is coupled with an interest, shall be irrevocable and shall survive and shall not be affected by the subsequent death, disability or Incapacity of any Member;

(ii)         if allowed by applicable law, may be executed by such attorney-in-fact by listing all of the Members executing any agreement, certificate, instrument or document with the single signature of any attorney-in-fact acting as attorney-in-fact for all of them; and

(iii)        shall survive the delivery of an assignment by a Member of the whole or any fraction of its Interests; except that, where the assignee of the Member’s entire Interest has been approved for admission to the Company or the relevant Series, as a substituted Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file, on behalf of the transferring Member, any agreement, certificate, instrument or document necessary or appropriate to effect such substitution.

9.2           Further Assurances. Each Member shall execute and deliver to the appropriate Officers of the Company within fifteen (15) days after receipt of a request therefore such further designations, powers-of-attorney and other instruments as such Officers reasonably deem necessary to carry out the terms of this Agreement.

ARTICLE X

Books and Records

10.1       Records and Accounting.

(a)          The Board of Directors or the appropriate officers of the Company shall maintain proper and complete records and books of account of the business of the Company and each Series, including a list of the names, addresses and Interests of all Members, which shall be maintained at the Company’s principal place of business. The Board of Directors or appropriate Officers of the Company, in their sole discretion, shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Company, a Series or any of them shall be open to the inspection of the Members; and no Member shall have any right to inspect any account or book or document of the Company or a Series except as conferred by law or otherwise by the Board of Directors or appropriate Officers of the Company.

(b)          The books and records of the Company and a Series shall be kept in accordance with generally accepted accounting principles. The accrual basis of accounting shall be followed by the Company and each Series for Federal income tax purposes. The taxable year of the Company and each Series shall be its Fiscal Year.

(c)          The Net Asset Value of a Series shall be determined each Business Day at such time or times as determined by the Board of Directors or such other period as the Board of Directors determines in its sole discretion. For purposes of this Agreement, the increases and decreases in Net Asset Value for each Accounting Period shall be measured by the difference between the Net Asset Value of a Series as of the last day of such Accounting Period and the Net Asset Value of a Series as of the first day of such Accounting Period. Absent manifest error each such determination, if made in good faith, shall be conclusive as to all parties. The Net Asset Value of a Series shall reflect the daily accrual of any expenses allocated to that Series in accordance with the Investment Company Act, the Series then-current Registration Statement and pursuant to Section 3.6. The Net Asset Value of an Interest as of a particular Business Day or Accounting Period shall be determined by dividing the Net Asset Value of a Series by the total number of outstanding Interests issued by a Series. The Net Asset Value of a Member’s Capital Account as of a particular Business Day or Accounting Period shall be determined by multiplying the number of Interests, including fractional Interests, held in such Member’s Capital Account by the Net Asset Value of an Interest.

(d)          For purposes of determining the amount of the liabilities of a Series as of any date, the Board of Directors or the appropriate Officers of the Company may, in their sole discretion, treat estimates of expenses that are incurred on a regular or recurring basis over yearly or other periods as accruing in equal proportions over any such period.

(e)          The Board of Directors or the appropriate Officers of the Company may, in their sole discretion, establish such reserves as the Board of Directors or such Officers may reasonably deem advisable. In addition, the Board of Directors or the appropriate Officers of the Company may, in their sole discretion, treat any liability or expenditure which becomes fixed or is incurred in an Accounting Period subsequent to the Accounting Period to which such liability or expenditure relates as either (i) arising in the Accounting Period in which the liability becomes fixed or the expenditure is made, or (ii) arising in the prior Accounting Period, in which case such liability or expenditure shall be charged to Persons who were Members during such prior Accounting Period (whether or not such Persons are Members during the Accounting Period in which the liability is fixed or the expenditure is incurred) in proportion to their Capital Account balances for such prior Accounting Period, and a Series may collect amounts previously distributed to such Persons.

10.2         Valuation of Assets. For all purposes of this Agreement, including without limitation the determination of the Net Asset Value of a Series and the Net Asset Value of the Capital Account of any Member, the assets of the Company or a Series shall be valued in accordance with the Investment Company Act according to the valuation methodologies set forth in the Registration Statement, as it may be amended from time to time. Generally, in calculating Net Asset Value, a Series will value securities for which market quotations are readily available at the market value of such securities, and for other securities and assets, a Series will value such investments at fair value as determined in good faith by the Board of Directors or pursuant to procedures adopted by the Board of Directors. The Board of Directors may, in its sole discretion, suspend the determination of the Net Asset Value of a Series or of any Interest and consequently the subscription to and the rights of redemption from a Series in such circumstances as the Board of Directors considers appropriate.

10.3       Series Accounts. No monies of a Series shall be kept in any account other than an account for such Series; and monies shall not be commingled with the monies of any other Person. Redemptions therefrom shall be made upon such signature(s) as the Board of Directors or the appropriate Officers of the Company, in their sole discretion, may designate.

10.4       Elections. The determinations of the Board of Directors or the appropriate Officers of the Company with respect to the treatment of any item or its allocation for federal, state or local tax purposes shall be binding upon all of the Members so long as such determination shall not be inconsistent with any express term hereof. The Members agree that they shall not undertake any action, including (without limitation) filing of any elections or making regular bid or offer quotes to buy or sell Interests or derivative interests in a Series, that will cause a Series to be, or create a substantial risk that a Series will be treated as a “publicly traded partnership” within the meaning of Sections 469 or 7704 of the Code.

10.5       Reports. The Board of Directors, in its sole discretion, shall engage appropriate agents to prepare the Company’s annual income tax return and annual financial statements which shall include a balance sheet and the related statements of income. The financial statements will be audited in accordance with generally accepted accounting principles. After the end of each Fiscal Year, the Company shall furnish to each Member such information regarding the operation of the Company and its Series and such Member’s Interests as is necessary for such Member to complete federal, state, and local income tax or information returns and any other tax information required by federal, state, or local law. Except as otherwise required by the Investment Company Act, or as otherwise may be permitted by rule, regulation or order, within 60 days after the close of the period for which a report is being made, the Company shall furnish to each Member a semi-annual report and an audited annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Company may furnish to each member such other periodic reports as the Board of Directors deems necessary or appropriate in its sole discretion, or as otherwise required by the Investment Company Act.

ARTICLE XI

Miscellaneous

11.1       Amendments.

(a)          Any provision to the contrary contained herein notwithstanding, the Board of Directors may, in its sole discretion and without the consent or approval of any Member, make any amendments to this Agreement which will be binding on the Members, which such amendments include, but are not limited to, those necessary (i) to add to the representations, duties or obligations of the Board of Directors, (ii) to reflect any change of information contained in the Schedule of Members hereto in accordance with this Agreement; (iii) to correct a typographical error, correct any manifest error, correct or supplement any provision which may be inconsistent with any other provision; (iv) to delete from or add to any provision required to be so deleted or added by a federal or state securities commission or regulator (including without limitation, the SEC and Financial Industry Regulatory Authority), which addition or deletion is deemed by such commission for the benefit of or protection of the Members; (v) to establish or designate a Series or classes of Interests pursuant to the provisions of Section 2.6; (vi) to amend provisions related to the composition of the Board of Directors and conduct of meetings of the Board of Directors, as set forth in Section 3.1(b)–(i) or provisions related to shareholder meetings and voting, as set forth in Section 11.4; and (vi) to make any other amendments to this Agreement in any other manner that does not adversely affect the rights of any Member, provided, however, that no amendment shall be adopted that is contrary to the Investment Company Act and that, to the extent Members of the Company or a Series, or the Investment Adviser, are relying on an exemptive order granted by the SEC based on the Application, no amendment shall be adopted that is contrary to the material representations or statements contained in the Application; and provided further that in the event the amendment would materially and adversely affect any Member, the “negative consent” of the affected Member, or if more than one Member is materially and adversely affected thereby, the “negative consent” of the affected Series or class of Members, will be required, such consent being evidenced by the “negative consent” of the affected Member, or if applicable, of the majority of a Series or class of Members (measured by total number of Interests outstanding) materially and adversely affected by such change. For purposes of the foregoing, the term “negative consent” shall mean consent by the required Member or Members evidenced by either affirmative consent or the failure to respond (or object) within the time specified by the Board of Directors in its sole discretion. The Board of Directors shall cause to be sent to each Member a copy of any amendment adopted pursuant to this Section 11.1.

(b)          Upon the adoption of any amendment to this Agreement, the amendment shall be executed by (i) the Board of Directors or the appropriate Officers of the Company and (ii) all of the Members and, if required, shall be recorded in the proper records of each jurisdiction in which recordation is necessary for the Company or the relevant Series to conduct business or to preserve the limited liability of the Members. Any such adopted amendment may be executed on behalf of the Members by the duly elected Officers of the Company pursuant to the power of attorney granted in ARTICLE IX hereof.

(c)          In the event this Agreement shall be amended pursuant to this Section 11.1, the Board of Directors shall cause the Certificate of the Company to be amended to reflect such change if such amendment is required or if the Board of Directors deem such amendment to be desirable and shall cause any other filings or publications required or desirable to reflect such amendment to be made, including, without limitation, any required filing for recordation of any certificate or other instrument or similar document of the type contemplated by Section 2.5.

11.2       Constructive Consent by Members. Unless otherwise required by the Investment Company Act, if the Board of Directors requires the consent of the Members in order to take action, and written notice of such action is mailed (which may be made through electronic mail) to such Members, those Members not affirmatively objecting in writing within the time specified by the Board of Directors, in their sole discretion, in such notice shall be deemed to have consented to the proposed action set forth in the Board of Director’s notice.

11.3       Notices.

(a)          Any notice to any Member shall be at the address of such Member set forth in the Schedule of Members or such other mailing address of which such Member shall advise the Company by notice in writing. Any notice to the Company, a Series or the Board of Directors shall be at the principal office of the Series as set forth in Section 2.3.

(b)          Any notice shall be deemed to have been duly given if (i) sent by United States certified or registered mail, return receipt requested, when received, (ii) personally delivered or delivered by telecopy, when received, (iii) sent by United States Express Mail or overnight courier, next day delivery, on the second following business day, (iv) sent by telegram or telex, on the following business day, or (v) sent by electronic mail, on the following business day. Any notice delivered by telecopy shall be followed by a copy of such notice sent or delivered by any of the other means specified in this paragraph.

11.4       Meetings and Voting Rights.

(a)          Meetings. Meetings of the Company or a Series may be called by the Board of Directors, in its sole discretion, to consider any matters upon which the Members may be entitled to vote. The Members shall have power to vote only (i) for the election of Directors as required by the Investment Company Act, (ii) for the removal of Directors as provided in Section 3.1(b) hereof, and (iii) with respect to such additional matters relating to the Company as may be required by law, by this Agreement, or as the Board of Directors may consider desirable. On any matter submitted to a vote of the Members, all Interests shall be voted separately by individual Series, except (i) when required by the Investment Company Act, Interests shall be voted in the aggregate and not by individual Series; and (ii) when the Board of Directors has determined that the matter affects the Interests of more than one Series, then the Members of all such Series shall be entitled to vote thereon. The Board of Directors may also, in its sole discretion, determine that a matter affects only the Interests of one or more Classes of a Series, to the extent a Series has more than one Class, in which case any such matter shall be voted on by such Class or Classes. Each whole Interest shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Interest, if any, shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Directors. Interests may be voted in person or by proxy or in any manner provided for in this Agreement or as otherwise determined by the Board of Directors in its sole discretion. A proxy may be given in writing, by telefax, or in any other manner provided for in this Agreement or as determined by the Board of Directors in its sole discretion. Anything in this Agreement to the contrary notwithstanding, in the event a proposal by anyone other than the Board of Directors or Officers is submitted to a vote of the Members of one or more Series or of the Company, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the Board of Directors or Officers, Interests may be voted only in person or by written proxy. Until Interests are issued, the Board of Directors may in its sole discretion exercise all rights of holders of Interests and may take any action required or permitted by law or this Agreement to be taken by Shareholders. Meetings of Members may be held within or without the State of Delaware. Notice shall be sent, by mail or such other means determined by the Board of Directors in its sole discretion, at least 15 days prior to any such meeting.

(b)          Quorum and Required Vote. One-third of Interests entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Members’ meeting, except that where any provision of law or of this Agreement permits or requires that holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then one-third of the aggregate number of Interests of that Series (or that Class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that Class). Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Agreement, a majority of the Interests voted in person or by proxy shall decide any questions and a plurality shall elect a Director, provided, however, that where any provision of law or of this Agreement permits or requires that the Members of any Series shall vote as a Series (or that the holders of any Class shall vote as a Class), then a majority of the Interests present in person or by proxy of that Series or, if required by the Investment Company Act, a Majority Shareholder Vote of that Series (or Class), voted on the matter in person or by proxy shall decide that matter insofar as that Series (or Class) is concerned.

(c)          Action by Written Consent. Any action which may be taken by the Members of the Company or of a Series may be taken without a meeting if Members holding more than a majority of the Interests entitled to vote, except when a larger vote is required by law or by any provision of this Agreement, shall consent to the action in writing. If the consents of all Members entitled to vote have not been solicited in writing and if the unanimous written consent of all such Members shall not have been received, the Secretary shall give prompt notice to all Members of actions approved by the Members without a meeting.

(d)          Establishment of Record Dates. The Board of Directors may, in its sole discretion, close the transfer books of the Company for a period not exceeding ninety (90) days preceding the date of any meeting of Members or the date for the payment of any Distributions; or in lieu of closing the transfer books as aforesaid, the Board of Directors may, in its sole discretion, fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Members, or the date for payment of any Distribution, as a record date for the determination of the Members entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such Distributions, and in such case such Members and only such Members as shall be Members of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such Distributions, notwithstanding any transfer of any Interests on the books of the Company after any such record date is fixed as aforesaid.

(e)          Notices. Notices of any meeting of the Members shall be given by the Secretary by delivering or mailing, postage prepaid, to each Member entitled to vote at said meeting, written or printed notification of such meeting at least fifteen days before the meeting, to such address as may be registered with the Company by the Member. Notice of any Member meeting need not be given to any Member if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Member who shall attend such meeting in person or by proxy. Notice of adjournment of a Members’ meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting.

(f)          Voting Proxies. Subject to the provisions of the Agreement, Members entitled to vote may vote either in person or by proxy, provided, however, that either (i) an instrument authorizing such proxy to act is executed by the Member in writing and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period, or (ii) the Board of Directors adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven months before the meeting. Proxies shall be delivered to the Secretary of the Company or other Person responsible for recording the proceedings before being voted. A proxy with respect to Interests held in the name of two or more Persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Company receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Members, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided in this Agreement or by action of the Board of Directors, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Company were a Delaware corporation and the Members were shareholders of a Delaware corporation.

(g)          Place of Meeting. All meetings of the Members shall be held at such places as the Board of Directors, in its sole discretion, may designate.

11.5       Governing Law; Separability of Provisions. It is the intention of the parties that the internal laws of the State of Delaware and, in particular, the provisions of the Act, shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties. If any provision of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

11.6       Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof; it supersedes any prior agreement or understandings among them, oral or written with respect to the subject matter hereof, all of which are hereby canceled. The schedules hereto shall be deemed as fully a part of this Agreement as if set forth herein in full. There are no representations, agreements, arrangements or understandings, oral or written, between or among the Members relating only to the subject matter of this Agreement which are not fully expressed herein. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the Board of Directors otherwise existing at law or in equity, are agreed by the Members to modify to that extent such other duties and liabilities of the Board of Directors.

11.7       Headings, etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

11.8       Binding Provisions. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal or legal representatives, successors and assigns of the respective parties hereto.

11.9       No Waiver. The failure of any Member to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

11.10     Confidentiality. Each Member will maintain the confidentiality of all information, documents and reports received from, or otherwise related to, the Company or a Series. Such information, documents or records, to the knowledge of such Member is, or contain, non-public information regarding the Company or a Series (including, without limitation, information regarding any Security in which a Series has, directly or indirectly, an interest) received by such Member pursuant to this Agreement or the operation of the Company or a Series in accordance with such procedures as it applies generally to information of this kind, except as otherwise required by law.

11.11     No Right to Partition. To the extent permitted by law, and except as otherwise expressly provided in this Agreement, the Members, on behalf of themselves and their shareholders, partners, members, officers, directors, heirs, executors, administrators, personal or legal representatives, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Company, a Series or any asset of the Company or a Series, or any interest which is considered to be the Company’s or a Series’ property, regardless of the manner in which title to any such property may be held.

11.12     Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

11.13     Third-Party Beneficiaries. Each Indemnified Party, to the extent he, she or it is not a party here, is a third-party beneficiary of Section 3.9. The Investment Adviser is a third-party beneficiary of the provisions of this Agreement referencing the Investment Adviser.

ARTICLE XII

Additional Representations and Warranties of Members

12.1       Additional Representations and Warranties of Members. Each Member of a Series further represents and warrants to the Company, such Series and the Board of Directors as follows, and each representation and warranty shall be deemed to be reaffirmed each time a Member makes a Capital Contribution to that Series:

(a)          The Member is acquiring the Interest for his, her or its own account for investment purposes only, and not with a view to or for sale in connection with any distribution of the Interest.

(b)          The Member understands that the issuance of the Interest to the Member has not been registered under any federal or state securities laws, in part based upon representations made by the Member, and cannot be resold unless it is registered under the Securities Act and all applicable state statutes, or an exemption from registration is available therefrom.

(c)          The Member, by reason of his, her or its business or financial experience, has the capacity to protect his, her or its own interest in connection with the transaction and to evaluate the merits and risks of the proposed investment.

(d)          The Member understands that he, she or it must bear the economic risk of his, her or its investment for an indefinite period of time because of the transfer restrictions contained in this Agreement and because the Interests have not been, and are not expected to be, registered under applicable securities laws and, therefore, cannot be sold or transferred except as provided in this Agreement.

(e)          No representations or warranties have been made to the Member by the Company, a Series or the Board of Directors, or any officer, agent, employee or representative of the Company, such Series or the Board of Directors, and in entering into this transaction the Member is not relying upon any information other than that contained in this Agreement and any additional documents furnished by the Company, such Series or the Board of Directors to the Member and the results of the Member’s own independent investigation.

(f)          None of the Board of Directors, the Investment Adviser or any officer of the Company has made any representations or provided any warranty concerning whether the Company’s or a Series’ business or the issuance of an Interest would be or not be in violation of any rule or regulation.

(g)          The Member represents and warrants that (i) he, she or it is an “accredited investor” within the meaning of the Securities Act and the regulations thereunder, (ii) he, she or it is a “qualified purchaser” as defined in the Investment Company Act, and (iv) he, she or it was not formed for the purpose of investing in a Series and will not invest more than 40% of he, she or it’s committed capital in such Series.

(h)          The Member, individually or through his, her or its duly authorized officers, employees or agents, has had an opportunity to (i) ask questions of and receive answers from the Company or its agents concerning the terms and conditions of this investment and the proposed operation of the Company and such Series and (ii) obtain information necessary to verify the accuracy of the information provided to the Member.

(i)          The execution and delivery of this Agreement, and the transactions contemplated hereby, (i) has been duly authorized by all appropriate and necessary parties pursuant to the provisions of the instrument or instruments governing the Member; and (ii) will not violate, and is not otherwise inconsistent with, the terms of such instrument or instruments. The Member has had the opportunity to review the Investment Adviser’s Brokerage and Trading Policies and Procedures and Access to Research and Allocation of Portfolio Opportunities Procedures (or comparable policies) (referred to in the remainder of this subsection as the “Policies”), and to obtain and review additional information regarding the Policies as necessary to enable the Member to conclude that the Policies are reasonable and consistent with the interests of, and, as applicable, the Investment Adviser’s responsibilities to, the Member.

(j)          The Member has made an independent determination of the investment, accounting, legal and tax aspects of acquiring his, her or its Interest and has depended on the advice of his, her or its own counsel, advisers and accountants and acknowledges that the Company and the Series have no responsibility with respect to such matters and such advice. On that basis, the Member believes that an investment in the Series is suitable and appropriate for the Member. The Member has the necessary knowledge and experience in financial and business matters to enable him, her or it to evaluate the merits and risks of an investment in the Series. The Member understands that the purchase of an Interest involves certain risks.

(k)          None of the Company, the Series, the Board of Directors, the Investment Adviser, any officer of the Company, nor any person acting on behalf of the Company or such Series, has offered or sold any Interest to the Member by means of any form of general solicitation or general advertising. The Member has not received, paid or given, directly or indirectly, any commission or remuneration for or on account of any sale, or the solicitation of any sale, of an Interest to the Member.

(l)          The Member has reviewed the Member’s financial condition and commitments, and is satisfied that the Member has the financial ability to bear the economic risk of the Member’s investment, through a purchase of Interests, and has adequate net worth and means of providing for the Member’s current needs and contingencies, and has the ability to sustain a complete loss of the Member’s investment in such Series.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Board of Directors

[ ]

By:
Name:
Title: Director

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By:
Name:
Title: Director

[ ]

By:
Name:
Title: Director

[ ]

By:
Name:
Title: Director

[ ]

By:
Name:
Title: Director

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By:
Name:
Title: Director

Member

By:	Matthews Global Investors (U.S.), LLC

By:
Name: Title: Manager

SCHEDULE OF MEMBERS

Names, Addresses and Capital Contributions

(See books and records of each Series for a list of all Members)

2012-12 China A-Share Fund LLC Agreement

EXHIBIT A

Summary of VARIATION OF Terms for each SERIES

To the extent terms of a Series set forth below are inconsistent with the provisions of the Agreement, the Series and the modified terms are set forth below. Any modified terms set forth below shall govern with respect to such Series. In the absence of identified terms for any Series, the terms of the Agreement shall govern such Series.

For the four initial Series, there are no modifications to the terms of the Agreement.

2012-12 China A-Share Fund LLC Agreement

A-1

SCHEDULE X

Definitions

Capitalized terms used in the Agreement and not defined in the text of the Agreement shall have the following meanings:

“Accounting Period” with respect to the Company or a Series, as the case may be, shall mean each period beginning on a Redemption Payment Date and ending on the next Redemption Payment Date or such other time as the Board of Directors shall determine in its sole discretion. The initial Accounting Period will commence on the effective date of the first admission of a Member.

“Affiliate” shall mean a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with a specified Person.

“Application” means that final application for an exemption from certain provisions of the Investment Company Act, pursuant to which the Company seeks to obtain an exemptive order to permit, among other things, the Company and its Series to operate as an “extended payment fund,” any order issued by the SEC related to such final application, any subsequent amendments to such final application or order, and no-action or similar relief related to such final application or order.

“Business Day” means, with respect to a Series, each day that the New York Stock Exchange is open for trading, except as the Board of Directors may otherwise determine in its sole discretion.

“Capital Account” in respect of any Member of the Company or any Series, shall mean the amount of such Member’s Capital Contributions to the Company or such Series, increased or decreased in accordance with the provisions of this Agreement.

“Capital Contribution” in respect of any Member of the Company or any Series, shall mean the amount of cash (and Securities, if permitted) contributed by such Member, in its capacity as a Member, to the capital of the Company or such Series.

“Certificate” means the Certificate of Formation filed on behalf of the Company in the State of Delaware, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto and the regulations thereunder and interpretations thereof promulgated by the Internal Revenue Service, as in effect from time to time.

“Distribution” shall mean any transfer of money or property of a Member, in its capacity as a Member, from the Company or a Series pursuant to this Agreement, including, but not limited to, any amount distributed to it upon its redemption from the Company or the relevant Series or upon its redemption of a portion of its Capital Account.

“Filing Date” shall mean the date on which the Certificate was approved by the Secretary of State of the State of Delaware.

“Fiscal Year” shall be (1) the fiscal year of the Member of a Series if the Series has only one member for federal tax purposes, (2) the fiscal year required under Code section 706 and the Treasury Regulations thereunder if the Series has more than one member for federal tax purposes, or (3) otherwise the year ending December 31. For the year of the organization of the Company or a Series, “Fiscal Year” shall mean the period from the Filing Date to the next immediately Fiscal Year end as determined under the immediately preceding sentence. Upon termination of the Series, “Fiscal Year” shall mean the period from the end of the last preceding Fiscal Year to the earlier of the date of liquidation or the date of final Distribution.

Schedule X-1

“Incapacity” shall mean, as to any Person, (i) the adjudication of incompetence or insanity, the filing of a volunteer petition in bankruptcy, the entry of an order of relief in any bankruptcy or insolvency proceeding or the entry of an order that such Person is bankrupt or insolvent, or (ii) the death, dissolution or termination (other than by merger or consolidation), as the case may be, of such Person.

“Indemnified Party” shall mean each of the following: (i) each Director, each Officer, the Liquidating Trustee, and the Investment Adviser; (ii) each director, officer, manager, stockholder, partner, member, employee, agent, counsel, representative and incorporator of any of the foregoing; (iii) trustees of any of the foregoing; (iv) controlling Persons of any of the foregoing; (v) successors, assigns and personal representatives of any of the foregoing, and (vi) any other Person who serves at the request of the Board of Directors on behalf of the Series as a partner, member, officer, director, employee or agent of any other Person (and each of their respective heirs and legal and personal representatives).

“Independent Director” means a Director who is not an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act

“Interest” of any Member, shall mean all rights and interests of that Member in the Company or a Series in its capacity as a Member together with any and all obligations imposed on it hereunder or under the Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder.

“Liquidating Trustee” shall mean the Board of Directors or its designee or, if there is none, a Person selected by the consent of a majority-in-interest of the Members to act as a liquidating trustee for the purpose of winding up the affairs of the Company or a Series in accordance with the provisions of Section 8.2 hereof.

“Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the Investment Company Act.

“Negative Basis” means, with respect to any Member of a Series and as of any time, the amount by which the balance of its Capital Account balance in that Series is less than its adjusted basis for federal income tax purposes in its Interests in that Series (determined without regard to any adjustments made to such basis by reason of any transfer of such Interest, including by reason of death), and “Negative Basis Member” means any Member that redeems all of its Interests in a Series and has Negative Basis as of the effective date of the redemption, in each case with respect to that Series.

“Net Asset Value” or “Net Assets” as of any date shall refer to: (i) the total assets of the Company or a Series as of such date including all cash and cash equivalents; minus (ii) any brokerage commissions that are payable directly by the Company or such Series (or which would be payable directly by the Company or such Series); and minus (iii) all other accrued liabilities of the Company or such Series as of such date determined in accordance with generally accepted accounting principles. Each Member shall share in the assets, expenses and liabilities of the Series on a pro rata basis with all other Members, if any, except to the extent otherwise specifically provided in this Agreement or to the extent that the Board of Directors or the appropriate Officers of the Company determine, in good faith, that any expense or liability of the Series (or a portion thereof) should be attributable only to a particular Member or Members. Any such determination shall be final and binding as to all Members. The terms “Net Asset Value” or “Net Assets” as of any date with respect to the Series as a whole shall refer to the sum of the Net Asset Values or Net Assets of all Interests as of such date.

Schedule X-2

“Net Profits” and “Net Losses” for the Company or a Series shall mean the amounts determined as follows:

“Net Profits” for the Company or a Series with respect to any Accounting Period, shall be the excess of (i) the Company’s or such Series’ Net Asset Value, as the case may be, at the close of business on the last day of the Accounting Period, prior to (or otherwise not taking into account or adding back) any Distribution or Distributions being made with respect to such Accounting Period, over (ii) the Company or such Series’ Net Asset Value, as the case may be, as of the opening of business on the first day of such Accounting Period, with such excess being reduced by any additional Capital Contributions made during such Accounting Period. Net Profits for any Fiscal Year shall be determined in the same manner as set forth in the previous sentence except the term “Fiscal Year” shall be substituted for “Accounting Period” wherever the term applies.

“Net Losses” for the Company or a Series with respect to any Accounting Period, shall be the excess of (i) the Company or such Series’ Net Asset Value, as the case may be, at the opening of business on the first day of the Accounting Period, over (ii) the Company’s or such Series’ Net Asset Value, as the case may be, as of the close of business on the last day of such Accounting Period prior to (or otherwise not taking into account or adding back) any Distribution or Distributions being made with respect to such Accounting Period, with such excess being increased by any additional Capital Contributions made during such Accounting Period. Net Losses for any Fiscal Year shall be determined in the same manner as set forth in the previous sentence except the term “Fiscal Year” shall be substituted for “Accounting Period” wherever the term applies.

The determination of Net Profits and Net Losses shall take into account the Management Fee, if any, payable pursuant to Section 3.5. The definitions of Net Profits and Net Losses are intended to comply with the provisions of Treas. Reg. § 1.7041(b)(2)(iv).

“Organization Expenses” shall mean the fees, costs and expenses of and incidental to the formation of the Company and a Series.

“Person” shall mean any natural individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, business trust, cooperative, association or other legal entity or organization.

“Positive Basis” means, with respect to any Member of a Series and as of any time, the amount by which its Capital Account balance in that Series exceeds its adjusted basis for federal income tax purposes in its Interests in that Series (determined without regard to any adjustments made to such basis by reason of any transfer of such Interest in that Series including by reason of death), and “Positive Basis Member” means any Member that redeems all of its Interests and has Positive Basis as of the effective date of the redemption, in each case with respect to that Series.

“Redemption Payment Date” means the date upon which a Series would pay redemption proceeds pursuant to a redemption request received in good order in accordance with procedures set forth in the Series’ or the Company’s Registration Statement as of the close of business on the next redemption pricing date and time following such redemption request, and which would be based upon the Net Asset Value of the Series on such Redemption Payment Date.

Schedule X-3

“Registration Statement” of a Series or the Company shall mean the Series’ or Company’s then-current registration statement, including its prospectus, prepared and filed in accordance with Form N-1A.

“Securities” (or individually, a “Security”) shall mean any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle option, or privilege on any security, certificate of deposit, or group or index of Securities (including any interest therein or based on the value thereof), or any put, call straddle, option, or privilege entered into on a national securities exchange relating to foregoing currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

“Treasury Regulations” (or “Treas. Reg.”) shall mean the proposed and final regulations adopted by the Internal Revenue Service, as they may be amended from time to time, implementing the provisions of the Code.

TABLE OF TERMS DEFINED IN AGREEMENT

Term	Location

Act	Recitals

Advance	Section 4.2

Agreement	Introduction

Board of Directors	Section 3.1

Certificate of Cancellation	Section 8.2(c)

Company	Introduction

Director or Directors	Section 3.1

Initial Member	Recitals

Investment Adviser	Section 3.3

Management Fee	Section 3.5

Members	Introduction

Negative consent	Section 11.1(a)

Officer or Officers	Section 3.1(i)

Original LLC Agreement	Introduction

SEC	Section 2.7

Securities Act	Cover

Series	Recitals

Syndication Expenses	Section 3.7

Tax Matters Member	Section 5.5

Schedule X-4